EXHIBIT 10.3

                                                                       EXECUTION

                       AMENDMENT NO. 4 AND LIMITED WAIVER
                                       TO
               AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT

            AMENDMENT NO. 4 AND LIMITED WAIVER TO AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT ("AMENDMENT"), dated as of April 12, 2001, is among KMC TELECOM INC., a Delaware corporation ("KMC"), KMC TELECOM II, INC., a Delaware corporation ("KMC II"), KMC TELECOM III, INC., a Delaware corporation ("KMC III"), KMC TELECOM OF VIRGINIA, INC., a Virginia public service company ("KMC VIRGINIA"), KMC TELECOM LEASING I LLC, a Delaware limited liability company ("LEASING I"), KMC TELECOM LEASING II LLC, a Delaware limited liability company ("LEASING II"), KMC TELECOM LEASING III LLC, a Delaware limited liability company ("LEASING III"), KMC TELECOM.COM, INC., a Delaware corporation ("TELECOM.COM"); KMC III SERVICES LLC, a Delaware limited liability company ("SERVICES"; KMC, KMC II, KMC III, KMC Virginia, Leasing I , Leasing II, Leasing III, Telecom.com and Services being hereinafter collectively referred to hereinafter as the "BORROWERS"), the "Lenders" party hereto, FIRST UNION NATIONAL BANK ("FIRST UNION"), as administrative agent for the Lenders (the "AGENT") and CIT LENDING SERVICES CORPORATION (f/k/a NEWCOURT COMMERCIAL FINANCE CORPORATION), as collateral agent for the Lenders (the "COLLATERAL AGENT"; the Agent together with the Collateral Agent being referred to as the "AGENTS").

            WHEREAS, the Borrowers, the Agents and the Lenders are parties to that certain Amended and Restated Loan and Security Agreement dated as of February 15, 2000, as amended by Amendment No. 1 thereto dated as of March 28, 2000, Amendment No. 2 thereto dated as of July 28, 2000 and Amendment No. 3 and Limited Waiver thereto dated as of February 23, 2001 (as so amended, the "LOAN AGREEMENT"; undefined capitalized terms used herein shall have the meanings assigned thereto in the Loan Agreement), pursuant to which the Lenders have agreed to make certain "Loans" and other financial accommodations to the Borrowers;

            WHEREAS, the Borrowers have requested that Lenders (i) modify certain financial covenants so that the Borrower may be in compliance with the February 2001 Business Plan (as hereinafter defined) under the Loan Agreement and (ii) make certain other amendments to the Loan Agreement, in each case in the manner set forth herein; and

            WHEREAS, the Agents and Lenders have agreed to the waivers and amendments requested by the Borrowers and set forth below, but only on the terms and conditions set forth in this Amendment.

            NOW, THEREFORE, in consideration of the premises set forth above, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Borrowers, the Agents and the Lenders agree as follows:

            1. AMENDMENTS TO THE LOAN AGREEMENT. Effective as of the date first above written and subject to the satisfaction of the conditions set forth in
SECTION 4 below, the Loan Agreement shall be and hereby is amended as follows:

            1.1  AMENDED   REFERENCES  TO  MILESTONE  PLAN.  All  references  to
"Milestone Plan" appearing in the Loan Agreement shall be amended to be references to "February 2001 Business Plan".

             1.2  AMENDMENTS TO SECTION 1.02.

            (a) SECTION 1.02 is hereby amended by deleting in their entirety the definitions of "Access Lines," "Consolidated Debt," "Contributed Capital,"
"Excluded  Subsidiary,"  "Fixed  Charges,"  "Fixed  Coverage  Ratio,"  "Interest
Expense," "Milestone Plan," "Permitted Acquisition," "Prepayment Premium," "Principal Payments" and "Required Contribution" appearing therein.

            (b) The definitions of "Affiliate", "Mortgages", "Multiemployer Plan", "Plan", and "Qualified Intercompany Loan" set forth in SECTION 1.02 are hereby amended to delete each reference appearing therein to "Borrower" and "Borrowers" and substitute therefor the words "Loan Party" and "Loan Party's", respectively.

            (c) The definition of "Borrowing Base" set forth in SECTION 1.02 is hereby amended to delete CLAUSE (II) appearing therein (other than the word "and" appearing at the end of such clause) and re-number CLAUSE (iii) as new CLAUSE (II).

            (d) The definition of "Change of Control" set forth in SECTION 1.02 is hereby amended to delete the references to "Borrower" and "Borrowers" contained therein and insert references to "Loan Party (other than KMC Holdings)" and "Loan Parties" in its place.

            (e) The definition of "'Consolidated' or 'consolidated'" set forth in SECTION 1.02 is hereby amended to delete the proviso at the end thereof.

            (f) The definition of "Debt" set forth in SECTION 1.02 is hereby amended to (i) insert immediately after the words "excluding trade payables and accrued expenses incurred in the ordinary course of business" appearing in CLAUSE (III) thereof the parenthetical "(unless evidenced by a promissory note or past due more than six months)", (ii) delete the reference to "any Borrower" appearing therein and substitute therefor the words "any Loan Party" and (iii) delete the penultimate sentence thereof.

            (g) The definition of "ERISA" set forth in SECTION 1.02 is hereby amended to insert immediately after the words "from time to time," appearing therein the phrase "and the rules and regulations promulgated thereunder, and any successor statutes or rules and regulations".

            (h) The definition of "ERISA Affiliate" set forth in SECTION 1.02 is hereby amended to insert immediately after the words "any corporation which is" appearing therein the phrase ", or at any relevant time was,".



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

            (i) The definition of "Event of Default" is hereby amended to insert the following sentence at the end thereof: "For purposes of SECTION 8.04 only, 'Event of Default' shall include any Default under SECTION 9.01(F)."

            (j) The  definition  of  "Excess  Operating  Cash Flow" set forth in
SECTION 1.02 is hereby amended to insert immediately after the words "capital expenditures" the parenthetical "(to the extent permitted in compliance with the Loan Agreement)".

            (k) The definition of "Investment" set forth in SECTION 1.02 is hereby amended to delete the phrase "advances to employees, officers and directors and similar items" appearing in the parenthetical thereto and substitute therefor the phrase "travel, hardship and relocation expenses for employees and officers in an amount not to exceed $1,000,000 in the aggregate at any time outstanding".

            (l) The definition of "Loan Documents" set forth in SECTION 1.02 is hereby amended to (i) insert immediately after the phrase "the Fee Letters," appearing therein the phrase "the Restructuring Security Documents, Warrant Agreement, any collateral account agreement delivered pursuant to SECTION 5.04(H)," and (ii) to change the words "any Borrower" contained therein to "any Loan Party".

            (m) SECTION 1.02 is further amended by amending and restating the definitions of "Applicable Margin," "Collateral", "EBITDA," "KMC Holdings
Guaranty," "LIBOR Interest Payment Date," "Material Adverse Effect," "Obligations," "Term A Loan Termination Date," and "Term B Loan Termination Date" appearing therein as follows:

                  "'APPLICABLE MARGIN' shall mean with respect to each Loan bearing interest based upon the Base Rate or LIBO Rate, the margin determined in accordance with the criteria set forth on SCHEDULE 1.01(a) hereto, which margin shall be calculated based upon the financial statements provided pursuant to SECTION 5.06, with any readjustments being effective five (5) Business Days following the Agent's receipt thereof;
      PROVIDED, HOWEVER, that the Applicable Margins set forth on SCHEDULE 1.01(A) shall each be reduced by 100 basis points in the event that at any time KMC Holdings submits to the Lenders a fully-funded business plan for KMC Holdings and its Subsidiaries complying with the requirements of
      SECTION 5.06(R) and otherwise acceptable to the Lenders, including evidence satisfactory to the Lenders that all capital required to fully fund such plan had been raised and contributed as a capital contribution to the Borrowers, which reduction shall become effective on the date of approval of such plan by the Lenders.

                  'COLLATERAL' shall mean, all property and interests in property now owned or hereafter acquired by any Loan Party in or upon which a security interest, lien or mortgage is granted or purported to be granted to the Collateral Agent by any Loan Party, whether under this Agreement or any of the other Loan Documents.

                  'EBITDA' shall mean, with respect to any Person, for any period, an amount equal to (i) Net Income PLUS (ii) the sum of the following, to the extent deducted in determining Net Income: (A) income,


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

      property and franchise or other applicable  taxes,  (B) interest  expense,
      (C) amortization, depreciation and other non-cash charges and (D) any fees and expenses of the Lenders and Borrowers in connection with the Loan Documents MINUS (iii) the sum of interest income plus extraordinary gains, as determined in accordance with GAAP as calculated at the end of such period.

                  "KMC HOLDINGS GUARANTY" shall mean that certain unlimited guaranty of KMC Holdings in the form of EXHIBIT G hereto and executed and delivered by KMC Holdings in connection with the Existing Agreement, as amended by the General Reaffirmation and Modification Agreement made as of February 15, 2000, Amendment No. 1 to Guaranty dated as of March 28, 2000, Amendment No. 2 to Guaranty dated as of June 30, 2000, Amendment No. 3 to Guaranty dated as of July 28, 2000 and as amended and restated on the Fourth Amendment Effective Date substantially in the form of ATTACHMENT A annexed to the Fourth Amendment.

                  "LIBOR INTEREST PAYMENT DATE" shall mean, with respect to a LIBOR Loan, the last day of each Interest Period applicable to such Loan, and, if such Interest Period has a duration of more than one month, on each day which occurs during such Interest Period every one month from the first day of such Interest Period.

                  'MATERIAL ADVERSE EFFECT' shall mean, with respect to any Person, a material adverse effect upon the condition (financial or otherwise), operations or properties or prospects of such Person, or upon the ability of such Person to perform under the Loan Documents or upon the ability of the Agents and Lenders to enforce the Obligations; PROVIDED that, with respect to Data Holdco or any of its Subsidiaries 'Material Adverse Effect' shall mean a material adverse effect upon the condition (financial or otherwise), operations or properties of Data Holdco and such Subsidiaries, taken as a whole, or upon the ability of KMC Holdings to perform its obligations under the Loan Documents or upon the ability of the Agents and Lenders to enforce the Obligations.

                  'OBLIGATIONS' shall mean all the obligations of any Loan Party now or hereafter existing under this Agreement or any other Loan Document to which any Loan Party is a party, whether for principal, interest, fees, expenses, reimbursement, indemnification or otherwise, including all obligations of any Loan Party in respect of overdrafts and other liabilities owed to First Union National Bank and arising from treasury, depositary and cash management services or in connection with any automated clearing house transfers of funds, in each case together with all extensions or renewals of any of the foregoing, including all interest, charges, expenses, fees, attorneys' fees and disbursements, and paralegals' fees which accrue after the commencement of any case or proceeding in bankruptcy after the insolvency of, or for the reorganization of any Loan Party, whether or not allowed in such proceeding, and in each case whether voluntary or involuntary, direct or indirect, absolute or contingent, liquidated or unliquidated, whether or not jointly owed with others, and whether or not from time to time decreased or extinguished and later increased, created or incurred, and all or any portion of such obligations or liabilities that are paid, to the extent all or any part of such payment is avoided or recovered directly or indirectly from any Agent or any Lender as a preference,


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

      fraudulent transfer or otherwise, and all obligations of every nature of Grantors now or hereafter existing under this Agreement.


                  'TERM A LOAN TERMINATION DATE' shall mean April 1, 2007.

                  'TERM B LOAN TERMINATION DATE' shall mean April 1, 2007."

            (n) SECTION 1.02 is further amended to insert the following new definitions therein in alphabetical order:

                  "'ASSET SALE' shall mean the sale by KMC Holdings or any of its Subsidiaries to any Person of (i) substantially all of the assets of any division or line of business of KMC Holdings or such Subsidiary, or
      (ii) any other assets (whether tangible or intangible, but excluding sales of inventory in the ordinary course of business), including pursuant to a securitization transaction permitted pursuant to SECTION 6.13(XI) and a sale leaseback transaction expressly permitted pursuant to SECTION 6.15.

                  'BASE RATE INTEREST PAYMENT DATE' shall mean, from and after the Fourth Amendment Effective Date, with respect to a Base Rate Loan, the first day of each calendar month, or, if such first day is not a Business Day, the next succeeding Business Day, commencing May 1, 2001.

                  'BORROWING    SUPPLEMENT'    shall   mean   a    questionnaire
      substantially in the form of EXHIBIT V annexed hereto.

                  'CARRY OVER AMOUNT" shall have the meaning given to such term in SECTION 7.01(C) hereof.

                  'CASH INTEREST EXPENSE' shall mean for any period, the total interest expense (including, without limitation, interest expense attributable to capital leases) with respect to all outstanding Debt of Data Holdco and its Subsidiaries determined on a consolidated basis, without duplication, for Data Holdco and its Subsidiaries in accordance with GAAP EXCLUDING, HOWEVER, any interest expense not payable in cash (including amortization of discount and amortization of debt issuance costs).

                  'CERTIFICATE OF DESIGNATION OF THE SERIES E PREFERRED STOCK' shall mean the Certificate of Voting Powers, Designations, Preferences and Relative Participating, Optional or Other Special Rights and Qualifications, Limitations and Restrictions Thereof of the Series E Preferred Stock.

                  'COLLATERAL ACCOUNT' shall have the meaning given to such term in SECTION 5.04(H) hereof.

                  'CORE REVENUES' shall mean the sum, without duplication, of the amounts for such period of total revenues of the Borrowers MINUS reciprocal compensation revenues.



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

                  'DATA  CONTRACT" shall mean,  collectively,  (i) any agreement between any one or more Data Subsidiaries and Person (other than an Affiliate of a Data Subsidiary) ('DATA CUSTOMER') (a) existing on the date of the Fourth Amendment Effective Date or (b) relating to the provision, operation or maintenance of telecommunications equipment, software or networks, and (ii) any equipment purchase agreement between any Data Subsidiary and a Data Customer relating to the purchase of multi-service, internet protocol platform ports and/or software and/or hardware related to the foregoing, in the case of clauses (i) and (ii) above, which agreement (A) requires such Data Subsidiary to obtain financing by an unaffiliated third party in order for such Subsidiary to perform any substantive portion of its obligations under such Data Contract, (B) relates to a discrete project described in clause (a) or (b) above and circumscribed from the CLEC Business of the Borrowers, and (C) does not provide for the up-front payment of any capital expenditures by the Data Customer prior to the Data Subsidiary performing under such agreement and PROVIDED that on or prior to the execution of any such agreement, KMC
      Holdings delivers to the Agents and Lenders an officer's certificate of the Chief Financial Officer of KMC Holdings certifying that such agreement cannot otherwise be financed by one or more Loan Parties (without regard to any applicable covenant restrictions on the financing contained in the Loan Documents) and cannot be performed by a Loan Party, including a reasonably detailed explanation of the assumptions underlying such conclusion.

                  'DATA LLC' shall mean KMC Data LLC, a Delaware limited liability company.

                  'DATA  HOLDCO'  shall have the  meaning  given to such term in
      SECTION 5.27(A) hereof.

                  'DATA HOLDCO ALLOCATION AMOUNT" shall have the meaning given to such term in SECTION 6.04(A) hereof.

                  'DATA HOLDCO GUARANTY' shall mean that certain unlimited guaranty of Data Holdco in the form of ATTACHMENT N to the Fourth Amendment, executed and delivered by Data Holdco in connection with the Fourth Amendment on the Restructuring Effective Date.

                  'DATA SUBSIDIARY' shall mean KMC V, KMC VI, KMC VII, KMC Funding, KMC VIII, KMC IX, KMC QV, KMC Funding V and Data LLC, each of their respective Subsidiaries in existence on the Fourth Amendment Effective Date, and each New Data Subsidiary.

                  'EXCESS DATA CASH FLOW' shall mean the sum, without duplication, of the amounts for such period for Data Holdco and the Data Subsidiaries of (i) EBITDA, PLUS or MINUS (ii) changes in working capital for such period, as appropriate, MINUS (iii) the amounts for such period of, without duplication, (a) to the extent incurred in compliance with the Loan Agreement, scheduled cash repayments of any Debt of Data Holdco or any such Data Subsidiary, (b) the amount of any fees or expenses and reserves incurred in connection with any securitization of a Data


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

      Contract, including provision for current taxes based on proceeds of such securitization payable in cash with respect to such period, (c) Cash Interest Expense with respect to all outstanding Debt, to the extent incurred in compliance with the Loan Agreement, of Data Holdco and the Data Subsidiaries (d) any Data Holdco Allocation Amount to the extent applied to pay amounts due under the Indentures or Series E Preferred Stock pursuant to SECTION 6.04(A), and (e) capital expenditures, PLUS (iv) any net proceeds of any related financings (including any Permitted Data Financings (other than any securitization of any Data Contract)) with respect to such capital expenditures.

                  'FEBRUARY 2001 BUSINESS PLAN' shall mean that certain Business Plan of KMC Holdings and its Subsidiaries presented to the Agents on February 28, 2001.

                  'FOURTH AMENDMENT' shall mean that certain Amendment No. 4 and Limited Waiver to Amended and Restated Loan and Security Agreement dated as of April 12, 2001 by and among the Borrowers, the Lenders and the Agents.

                  'FOURTH AMENDMENT EFFECTIVE DATE' shall mean the Fourth Amendment Effective Date as defined in the Fourth Amendment.

                  'GUARANTORS' shall mean KMC Holdings, Services I, Services II, from and after the Restructuring Effective Date, Data Holdco, and each Person that has executed or will execute or from time to time thereafter a Guaranty and Security Agreement.

                  'GUARANTY AND SECURITY AGREEMENT' shall mean, collectively, the Amended and Restated KMC Holdings Guaranty and Security Agreement dated as of the Fourth Amendment Effective Date substantially in the form of ATTACHMENT A to the Fourth Amendment, and any Guaranty and Security Agreement executed and delivered by a Subsidiary of KMC Holdings in favor of the Collateral Agent for the ratable benefit of itself and the Lenders, substantially in the form of EXHIBIT U hereto.

                  'HOLDINGS IV" shall mean KMC Telecom IV Holdings, Inc., a Delaware Corporation.

                  'HOLDINGS IV REGULATORY APPROVALS' shall have the meaning given to such term in SECTION 5.27.

                  'INITIAL IRU FEE' shall have the meaning given to such term in
      SECTION 6.18 hereof.

                  'INTERCOMPANY NOTES' shall have the meaning given to such term in SECTION 6.13(VII) hereof.

                  'IRU' shall mean an indefeasible right to use specified fibers in a fiber optic System owned or to be constructed by one or more Loan Parties, which fibers are dark fibers to the extent part of an existing System of a Loan Party at the time of execution of the related IRU Agreement.

                  'IRU AGREEMENT' shall mean an agreement pursuant to which one or more Loan Parties agrees to grant to a third party one or more IRUs.



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

                  'IRU CAP EX' shall mean for any period and with respect to any Loan Party, the aggregate capital expenditures of such Loan Party for such period with respect to IRUs.

                  'IRU CONSTRUCTION COSTS' shall mean with respect to any IRU Agreement or IRU Service Order, the aggregate cost of construction, installation and testing of the corresponding IRU Facilities, including, without limitation, the cost of acquisition of any rights of way, easements or similar rights with respect to such IRU Facilities and all other costs related to the foregoing.

                  'IRU FACILITIES'  shall have the meaning given to such term in
      SECTION 6.18 hereof.

                  'IRU REPORT' shall mean a written report in a form satisfactory to Agents setting forth as of the date of such report with respect to each executed IRU Agreement and executed IRU Service Order each of the following: (i) the customer, (ii) location of the relevant IRU Facilities, (iii) total IRU fees, (iv) total IRU Construction Costs with respect to each IRU Facility, (v) the margin, (vi) maintenance costs and
      (vii) such other information with respect to the foregoing as any Agent may reasonably request from time to time.

                  'IRU SERVICE ORDER' shall mean any individual service orders or similar orders for a specified route under any IRU Agreement.

                  'KMC FINANCING' shall mean KMC Telecom Financing, Inc., a Delaware corporation.

                  'KMC FINANCIAL SERVICES' shall mean KMC Telecom Financial Services LLC, a Delaware limited liability company.

                  'KMC FUNDING' shall mean KMC Funding Corporation, a Delaware corporation.

                  'KMC FUNDING V' shall mean KMC Funding V LLC, a Delaware limited liability company.

                  'KMC QV' shall mean KMC QV LLC, a Delaware limited liability company.

                  'KMC  IV'  shall  mean  KMC  Telecom  IV,   Inc.,  a  Delaware
      corporation.

                  'KMC  V'  shall  mean  KMC   Telecom   V,  Inc.,   a  Delaware
      corporation.

                  'KMC  VI'  shall  mean  KMC  Telecom  VI,   Inc.,  a  Delaware
      corporation.

                  'KMC VII" shall mean KMC Telecom VII, Inc., a Delaware corporation.



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

                  'KMC VIII" shall mean KMC Telecom VIII LLC, a Delaware limited liability company.

                  'KMC IX" shall mean KMC Telecom IX LLC, a Delaware limited liability company.

                  'KNT' shall mean KNT Network Technologies LLC, a Delaware limited liability company.

                  'LOAN PARTY' shall mean, collectively, the Borrowers and the Guarantors and individually, any such Borrower and any such Guarantor.

                  'MATERIAL AGREEMENTS' shall have the meaning given to such term in SECTION 3.09(B).

                  'NET ASSET SALE PROCEEDS' shall mean, with respect to any Asset Sale, cash payments (including any cash received by way of deferred payment pursuant to, or by monetization of, a note receivable or otherwise, but only as and when so received) received from such Asset Sale, net of any bona fide direct costs incurred in connection with such Asset Sale, including (i) income taxes reasonably estimated to be actually payable within two years of the date of such Asset Sale as a result of any gain recognized in connection with such Asset Sale and (ii) payment of the outstanding principal amount of, premium or penalty, if any, and interest on any Debt (other than the Loans) that is secured by a Lien on the stock or assets in question and that is required to be repaid under the terms thereof as a result of such Asset Sale.

                  'NET ASSET SALE PROCEEDS SHORTFALL' shall mean, in respect of any Asset Sale made by any Loan Party pursuant to SECTION 6.03(A), a positive amount (if any) equal to (i) eighty-five percent (85%) of gross PP&E of the assets subject to such Asset Sale as reflected in the books and records of the applicable Loan Party at the time of such sale MINUS
      (ii) the amount of Net Asset Sale Proceeds from such Asset Sale actually applied to prepay the Term Loans and reduce the Revolving Loan Commitment Amount pursuant to SECTION 2.09(C)(III).

                  'NET SECURITIES PROCEEDS' shall mean the cash proceeds (net of underwriting discounts and commissions and other costs and expenses actually incurred associated therewith, including legal fees and expenses actually incurred) from the issuance of any Equity Interests of KMC Holdings.

                  'NEW DATA SUBSIDIARY' shall have the meaning given to such term in SECTION 6.08 hereof.

                  'PERMITTED DATA FINANCINGS' shall have the meaning given to such term in SECTION 6.13(XI) hereof.

                  'RESTRICTED ACCOUNT' shall have the meaning given to such term in SECTION 8.04 hereof.

                  'RESTRICTED ACCOUNT AGREEMENT' shall have the meaning given to such term in SECTION 8.04 hereof.

                  'RESTRICTED SUBSIDIARY' shall have the meaning given to such term in the Indentures and Certificate of Designation of the Series E Preferred Stock.

                  'RESTRUCTURING DOCUMENTS' shall have the meaning given to such term in SECTION 5.25 hereof.

                  'RESTRUCTURING EFFECTIVE DATE' shall have the meaning given to such term in SECTION 5.25 hereof.

                  'RESTRUCTURING SECURITY DOCUMENTS' shall have the meaning given to such term in SECTION 5.25 hereof.

                  'SERIES E PREFERRED STOCK' shall mean the Series E Redeemable, Exchangeable, PIK Preferred Stock of KMC Holdings.

                  'SERVICES I' shall mean KMC I Services LLC, a Delaware limited liability company.

                  'SERVICES II' shall mean KMC II Services LLC, a Delaware limited liability company.

                  'WARRANT AGREEMENT' shall mean that certain Warrant Agreement among KMC Holdings, the Collateral Agent, as warrant agent, the Agent and Lenders in the form of ATTACHMENT K to the Fourth Amendment.

                  'WARRANT   REGISTRATION  RIGHTS  AGREEMENT'  shall  mean  that
      certain Warrant Registration Rights Agreement among KMC Holdings, the Agent and Lenders in the form of ATTACHMENT L to the Fourth Amendment."

            1.3 AMENDMENT TO SECTION 1. Section 1 is further amended to insert a new SECTION 1.05 at the end thereof as follows:

                  "SECTION 1.05. OTHER DEFINITIONAL PROVISIONS. Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), and (b) the words "including", "includes" and "include" shall be deemed to be followed by the words "without limitation."

            1.4   AMENDMENTS TO SECTION 2.01.

            (a) The first CLAUSE (D) of SECTION 2.01 is hereby deleted in its entirety and the following new CLAUSE (D) is substituted therefor:

                  "(d) The aggregate amount of Revolving Loans that may be borrowed from all Revolving Lenders plus the maximum amount of Letter of Credit Obligations shall not exceed the Borrowing Base at any time."

            (b) The second CLAUSE (D) of SECTION 2.01 is hereby re-lettered as CLAUSE (E).

            (c) AMENDMENTS TO SECTION 2.02. CLAUSE (A) of SECTION 2.02 is hereby amended to (i) delete the phrases "for financing Permitted Acquisitions" and ", and to finance Permitted Acquisitions" appearing therein and (ii) insert immediately after the words "general corporate purposes" appearing in the fourth line thereof, the parenthetical "(subject to any restrictions contained in the Indentures)".

            (d) AMENDMENT TO SECTION 2.03. CLAUSE (A) of SECTION 2.03 is hereby amended to (i) insert immediately after the words "A Borrower requesting a Loan shall deliver to each of the Agent and the Collateral Agent" appearing in the first sentence thereof, the words "a Borrowing Supplement dated as of the date of such request and" and (ii) insert after the words "any Approved Vendor" appearing in CLAUSE (IV) thereof the words "listed on SCHEDULE 2.03 attached hereto".

            1.5 AMENDMENTS TO SECTION 2.05(B). SECTION 2.05(B) of the Loan Agreement is hereby amended to (i) delete the phrase "Subject to the third sentence of this SECTION 2.05(B)" appearing in the first sentence thereof and
(ii) delete the phrase "Subject to the next sentence, if" appearing in the second sentence thereof and substitute therefor the word "If".

            1.6 AMENDMENT TO SECTION 2.07(E). SECTION 2.07(E) of the Loan Agreement is hereby amended by inserting the following sentence at the end thereof:

                  "Calculation  of all  amounts  payable to a Lender  under this
      Section 2.07 and under SECTION 2.12 shall be made as though that Lender had funded each of its LIBOR Loans through the purchase of a LIBOR deposit bearing interest at the LIBO Rate in an amount equal to the amount of such LIBOR Loan and having a maturity comparable to the relevant Interest Period, whether or not its LIBOR Loans had been funded in such manner."

            1.7   AMENDMENTS TO SECTION 2.08.

            (a) CLAUSE (A) of SECTION 2.08 is hereby deleted in its entirety and the following new CLAUSE (A) is substituted therefor:

                  "(a) Interest on each LIBOR Loan shall be payable in arrears on each LIBOR Interest Payment Date and if such LIBOR Loan is paid in full other than on such LIBOR Interest Payment Date, on such other date. Interest on each Base Rate Loan will be payable in arrears on each Base Rate Interest Payment Date and, if such Base Rate Loan is paid in full other than on such Base Rate Interest Payment Date, on such other date."

            (b) CLAUSE (B) of SECTION 2.08 is hereby deleted in its entirety and the following new CLAUSE (B) is substituted therefor:

                  "(b) Subject to the provisions of SECTIONS 2.09 and 9.02, the outstanding principal balance of the Term A Loans made to the Borrowers shall be payable in seventeen consecutive quarterly installments beginning on the Payment Date occurring on April 1, 2003 and continuing on each Payment Date thereafter through and including the Term A Loan Termination Date in the amounts set forth on ANNEX C hereto; PROVIDED that the scheduled installments of principal of the Term A Loans set forth on ANNEX C shall be reduced in connection with any optional or mandatory prepayments of the Term A Loans in accordance with SECTION 2.09(D)(II). Subject to the provisions of SECTIONS 2.09 and 9.02, the outstanding principal balance of the Term B Loans made to the Borrowers shall be payable in seventeen consecutive quarterly installments beginning on the Payment Date occurring on April 1, 2003 and continuing on each Payment Date thereafter through and including the Term B Loan Termination Date in the amounts set forth on ANNEX C hereto; PROVIDED that the scheduled installments of principal of the Term B Loans set forth on ANNEX C shall be reduced in connection with any optional or mandatory prepayments of the Term B Loans in accordance with SECTION 2.09(D)(II). Subject to the provisions of SECTIONS 2.09 and 9.02, the outstanding principal balance of the Revolving Loans made to the Borrowers shall be payable on the Revolving Credit Commitment Termination Date."

            (c) CLAUSE (C) of SECTION 2.08 is here by amended to (i) re-number CLAUSES (1) through (9) thereof as new CLAUSES (2) through (10), (ii) delete the words, "first", "second", "third", "fourth", "fifth" and "sixth" appearing therein and substitute therefor the words "second", "third", "fourth", "fifth", "sixth" and "seventh", respectively, and (iii) insert a new CLAUSE (1) thereto as follows:

                  "(1) first, to pay Obligations to First Union arising from treasury, depositary and cash management services or in connection with any automated clearing house transfers of funds;".

            (d) SECTION 2.08 is hereby further amended by inserting a new CLAUSE (D) at the end thereof as follows:

                  "(d) Notwithstanding anything to the contrary contained in this SECTION 2.08, SECTION 2.09 or any other provision of this Agreement or the other Loan Documents, so long as at any time the outstanding principal amount of Term B Loans exceeds $421,540,902 and/or the Revolving Loan Commitment Amount exceeds $166,724,940 (the amount of such excess Term B Loans and excess Revolving Loan Commitment Amount being the "EXCESS FACILITY AMOUNTS"), any amounts received by any Agent or Lender as a payment or prepayment of any Loans whether as a voluntary prepayment, mandatory prepayment or otherwise (including upon the occurrence and during the continuance of any Event of Default and including any amounts received by Collateral Agent to be applied to the Loans and reimbursement obligations under the Letters of Credit pursuant to SECTION 2.08(C)(8) as a result of any realization on the Collateral, but specifically excluding any optional prepayments of the Revolving Loans pursuant to SECTION 2.09(A)(II)) shall be applied to prepay Term B Loans and permanently reduce the Revolving Loan Commitment Amount on a pro rata basis until the Excess Facility Amounts have been prepaid or reduced in full, as the case may be, before application to the Loans and remaining Revolving Loan

      Commitment Amount pursuant to the other provisions of this Agreement. Any reduction in the Revolving Loan Commitment Amount pursuant to this SECTION
      2.08 shall be accompanied by any payments required pursuant to SECTION 2.09(D)(I)."

            1.8   AMENDMENT TO SECTION 2.09.   SECTION 2.09 is hereby deleted in
its entirety and the following new language is substituted therefor:

                  "SECTION 2.09. OPTIONAL AND MANDATORY PREPAYMENT OF LOANS; OPTIONAL AND MANDATORY REDUCTION OF REVOLVING LOAN COMMITMENT AMOUNT.

                  (a) OPTIONAL PREPAYMENTS. Provided that no Event of Default has occurred and is continuing, the Borrowers shall have the right upon the provision of five (5) days' prior written notice to the Agent, which notice, once given, shall be irrevocable, to prepay the Loans as follows, all such prepayments or resulting reductions in the Revolving Loan Commitment Amount to be applied as set forth below or as more specifically set forth in SECTION 2.09(D), it being understood and agreed that any reduction in the Revolving Loan Commitment Amount shall be accompanied by any payment required pursuant to SECTION 2.09(D)(I):

                  (i) On any  Payment  Date with  respect  to any Base Rate Term
      Loans and on the last day of the applicable Interest Period with respect to any LIBOR Term Loans, the Borrowers may prepay the outstanding principal of the Base Rate Term Loans in a minimum principal amount of $1,000,000 and increments of $250,000 in excess thereof, or the outstanding principal of the LIBOR Term Loans in a minimum principal amount of $5,000,000 and increments of $1,000,000 in excess thereof, together in each case with accrued interest thereon; PROVIDED, HOWEVER, that notwithstanding anything in the foregoing to the contrary, any such prepayments shall be applied on a pro rata basis to prepay Term A Loans and Term B Loans and permanently reduce the Revolving Loan Commitment Amount. The amount of principal of Term Loans so prepaid shall be applied to the remaining principal payments of the type of Loans prepaid (i.e., Base Rate Term Loans or LIBOR Term Loans) in the inverse order of maturity.

                  (ii) On any Payment Date with respect to any Base Rate Revolving Loans and on the last day of the applicable Interest Period with respect to any LIBOR Revolving Loans, the Borrowers may prepay the outstanding principal of such Base Rate Revolving Loans and LIBOR Revolving Loans in a minimum principal amount of $1,000,000 and increments of $250,000 in excess thereof, together in each case with accrued interest thereon.

                  (b) OPTIONAL REDUCTIONS OF REVOLVING LOAN COMMITMENT AMOUNT. Provided that no Event of Default has occurred and is continuing, the Borrowers shall have the right upon the provision of five (5) days' prior written notice to the Agent, which notice, once given, shall be irrevocable, on any Payment Date, to permanently reduce the Revolving Loan Commitment Amount of all the Lenders; PROVIDED, HOWEVER, that notwithstanding anything in the foregoing to the contrary, any such reductions shall be accompanied by a pro rata prepayment of Term A Loans and Term B Loans. Each such reduction shall be in a minimum principal amount of $1,000,000 and increments of $250,000 in excess thereof.

                  (c)  MANDATORY   PREPAYMENTS   AND  MANDATORY   REDUCTIONS  OF
      REVOLVING  LOAN  COMMITMENT  AMOUNT.  The Loans  shall be prepaid  and the
      Revolving Loan Commitment Amount shall be permanently reduced in the amounts and under the circumstances set forth below, all such prepayments and/or reductions to be applied as set forth below or as more specifically provided in SECTION 2.09(D), it being understood and agreed that any reduction in the Revolving Loan Commitment Amount shall be accompanied by any payment required pursuant to SECTION 2.09(D)(I):

                  (i) Upon the occurrence of any Event of Loss in excess of $1,000,000 with respect to any item of Collateral that is not repaired or replaced, or any Events of Loss which, in the aggregate, exceed $5,000,000 with respect to any item or items of Collateral that are not repaired or replaced (in each case, other than an item of Collateral no longer used or useful in the Business) such that after such repair or replacement it has a value at least equal to its value prior to the occurrence of such Event of Loss, the Loan Party which suffered such Event of Loss shall make a principal prepayment within thirty (30) days of such Event of Loss in an amount equal to the replacement value of the item of Collateral which suffered such Event of Loss, together with accrued interest thereon with such principal payment to be applied, on a pro rata basis, to prepay the Term Loans and permanently reduce the Revolving Loan Commitment Amount.

                  (ii) In the event that any Borrower finances any Telecommunications Equipment (exclusive of soft costs that exceed fifteen percent (15%) of the invoiced price of the related Telecommunications Equipment) with a financing source other than a Loan pursuant to this Agreement, then no later than the first Business Day following the consummation of any such financing, Borrowers shall prepay the Term Loans and permanently reduce Revolving Loan Commitment Amount, each on a pro rata basis by the actual or imputed principal amount of any such financing. Nothing in this SECTION 2.09(C)(II) shall be deemed to permit the Borrowers to incur any Debt or other obligations otherwise prohibited by the terms of this Agreement or any other Loan Document.

                  (iii) No later than the first Business Day following receipt by any Loan Party of any Net Asset Sale Proceeds in respect of any Asset Sale made by any Loan Party pursuant to SECTION 6.03(A), the Borrowers shall apply such Net Asset Sale Proceeds to the extent available to prepay the Term Loans and permanently reduce the Revolving Loan Commitment Amount, each on a pro rata basis in an amount equal to the sum of (A) eighty-five percent (85%) of gross PP&E allocated to the assets subject to such Asset Sale as reflected in the books and records of the applicable Loan Party on the date of such Asset Sale, PLUS (B) the aggregate Net Asset Sale Proceeds Shortfall in respect of all other Asset Sales made by the Loan Parties since the Fourth Amendment Effective Date pursuant to
      SECTION  6.03(A),  PLUS (C)  fifty  percent  (50%) of any Net  Asset  Sale

      Proceeds from such Asset Sale remaining after payment of the amounts set forth in clauses (A) and (B) above; PROVIDED, HOWEVER, that, if an Event of Default or Default has occurred and is continuing at the time of an Asset Sale made by any Loan Party, the Borrowers shall be required to prepay the Term Loans and permanently reduce the Revolving Loan Commitment Amount, each on a pro rata basis in a principal amount equal to one hundred percent (100%) of the Net Asset Sale Proceeds from such Asset Sale.

                  (iv) No later than the two Business Days following the date of receipt by the Collateral Agent or any Loan Party of insurance/condemnation proceeds that are required to be applied to prepay the Term Loans and permanently reduce the Revolving Loan Commitment Amount, each on a pro rata basis pursuant to the provisions of SECTION 5.04(H), the Borrowers shall prepay the Term Loans and permanently reduce the Revolving Loan Commitment Amount each on a pro rata basis in an aggregate amount equal to one hundred percent (100%) of such insurance/condemnation proceeds.

                  (v) In the event that there shall be Excess Operating Cash Flow for any fiscal year (commencing with the fiscal year 2001), the Borrowers shall, no later than ninety (90) days after the end of such fiscal year, prepay the Term Loans and permanently reduce the Revolving Loan Commitment Amount, each on a pro rata basis in a principal amount equal to fifty percent (50%) of the amount of such Excess Operating Cash Flow.

                  (vi) No later than the two Business Days following receipt by KMC Holdings of the Net Securities Proceeds from the issuance of any Equity Interests of KMC Holdings after the Fourth Amendment Effective Date in an aggregate cumulative amount for all such issuances in excess of $200,000,000, Borrowers shall prepay the Term Loans and the Revolving Loan Commitment Amount shall be permanently reduced, each on a pro rata basis in an aggregate amount equal to at least fifty percent (50%) of such excess Net Securities Proceeds.

                  (vii) At any time after the Fourth Amendment Effective Date but in no event later than May 1, 2002, Borrowers shall prepay the Term Loans and the Revolving Loan Commitment Amount shall be permanently reduced, each on a pro rata basis in an aggregate amount equal to at least $100,000,000 which prepayment and reductions shall result solely from the proceeds of events expressly permitted pursuant to SECTION 6.03(A)(III), it being understood and agreed that any amounts applied to prepay the Loans pursuant to SECTION 2.09(C)(III) on or prior to such date shall be included in calculating Borrowers' compliance with the requirements of this SECTION 2.09(C)(VII).

                  (viii) No later than the two Business Days following receipt by any Loan Party of any tax refunds (other than tax refunds in respect of taxes paid by or on behalf of a Data Subsidiary) after the Fourth Amendment Effective Date in an aggregate cumulative amount for all such refunds in excess of $5,000,000, the Borrowers shall prepay the Term Loans and the Revolving Loan Commitment Amount shall be permanently reduced, each on a pro rata basis in an aggregate amount equal to at least one hundred percent (100%) of any such excess.

                  (ix) The Revolving Loan Commitment Amount of all the Lenders shall be reduced on each Payment Date beginning April 1, 2003 as set forth on ANNEX C hereto.

                  (x) Concurrently with any prepayment of the Loans and permanent reduction of the Revolving Loan Commitment Amount pursuant to SECTIONS 2.09(C)(III)-(VI) AND (VIII) the Borrowers shall deliver to the Collateral Agent a certificate of the Chief Financial Officer of KMC Holdings demonstrating the calculation of the applicable Net Asset Sale Proceeds, insurance/condemnation proceeds, Excess Operating Cash Flow, Net Securities Proceeds or tax refund as the case may be, that gave rise to such prepayment and reduction, including the derivation of gross PP&E, if applicable. In the event that the Borrowers shall subsequently determine that the actual amount was greater than the amount set forth in such officer's certificate, the Borrowers shall promptly make an additional prepayment of the Loans and the Revolving Loan Commitment Amount shall be permanently reduced, each on a pro rata basis in an amount equal to the amount of such excess that would have been required to be applied pursuant to such Sections, and the Borrowers shall concurrently therewith deliver to the Collateral Agent an officer's certificate demonstrating the derivation of the additional amount resulting in such excess.

                  (d) APPLICATION OF PREPAYMENTS AND UNSCHEDULED REDUCTIONS OF REVOLVING LOAN COMMITMENT AMOUNT.

                  (i) On each date that the Revolving Loan Commitment Amount is reduced, the Borrowers shall prepay FIRST, the Revolving Loans, and SECOND, provide to the Agent cash collateral with respect to the Letter of Credit Obligations in such amounts such that the sum of the outstanding principal balance of the Revolving Loans plus the Letter of Credit Obligations does not exceed the Revolving Loan Commitment Amount of all the Revolving Lenders after giving effect to the reduction thereof effective on such date. Any reduction in the Revolving Loan Commitment Amount shall be allocated to each Revolving Lender based on its Pro Rata Share. The Letter of Credit Obligations shall be reduced on a dollar-for-dollar basis by the cash collateral. All reductions in the Revolving Loan Commitment Amount shall be applied to reduce the scheduled reductions of the Revolving Loan Commitment Amount set forth on ANNEX C in inverse order of maturity; PROVIDED HOWEVER, that any reduction of the Revolving Loan Commitment Amount pursuant to SECTION 2.08(D) shall be applied to reduce pro rata the then remaining scheduled reductions of the Revolving Loan Commitment Amount set forth on ANNEX C.

                  (ii) All prepayments of the Term Loans shall be applied to reduce the scheduled installments of principal of the Term A Loans or Term B Loans, as applicable, set forth on ANNEX C that are unpaid at the time of such prepayment in inverse order of maturity; PROVIDED, HOWEVER, that any prepayment of the Term B Loans pursuant to SECTION 2.08(D) shall be applied to reduce pro rata the scheduled installments of principal of the Term B Loans set forth on ANNEX C that are unpaid at the time of such prepayment."

                  (iii) Aggregate principal and interest payments in respect of Term Loans and Revolving Loans shall be apportioned among all outstanding Loans to which such payments relate, in each case proportionately to Lenders' respective Pro Rata Shares.

            1.9 AMENDMENT TO SECTION 2.12(A). PARAGRAPH 5 of SECTION 2.12(A) is hereby amended to (i) delete each reference to "Form 1001 of the IRS" appearing therein and substitute therefor the words "Form W-8BEN", (ii) delete each reference to "Form 4224 of the IRS" appearing therein and substitute therefor the words "Form W-8ECI ", and (iii) insert immediately after the words "with respect to payments of 'portfolio interest' the parenthetical "(in which case the certificate shall be accompanied by two original, executed copies of Form W-8BEN or any successor form)".

            1.10  AMENDMENTS TO ARTICLE III.

            (a) The first sentence of Article III is hereby amended to insert immediately prior to the colon at the end thereof the phrase ", as to each Borrower, each Loan Party or KMC Holdings and its Subsidiaries, as the case may be".

            (b) SECTION 3.01 is hereby amended to (i) delete each reference to "Such Borrower" or "such Borrower" appearing therein and substitute therefor a reference to "KMC Holdings and each of its Subsidiaries" and (ii) insert at the end of CLAUSE (A) the phrase "except in jurisdictions where the failure to be so qualified or in good standing has not had and could not reasonably be expected to have a Material Adverse Effect".

            (c) SECTIONS 3.02, 3.08, 3.09(A),  3.09(C),  3.12, 3.13, 3.17, 3.18,
3.21, and 3.22 are hereby amended to delete each reference to "Borrower" or "Such Borrowers" appearing therein and substitute therefor a reference to "Loan Party" or "Loan Parties", respectively.

            (d) SECTIONS 3.04 and 3.23 are hereby amended to delete the reference to "such Borrower" appearing therein and substitute therefor a reference to "KMC Holdings or any of its Subsidiaries".

            (e) SECTIONS 3.05, 3.06, 3.07, and 3.08, are hereby deleted in their entirety and the following new language is substituted therefor:

                  "SECTION 3.05. LITIGATION. Except as set forth on SCHEDULE 3.05, there are no actions, suits or proceedings at law or in equity or by or before any Governmental Authority now pending or, to the knowledge of such Borrower, threatened, against or affecting KMC Holdings or any of its Subsidiaries or any property or rights of such Person as to which there is a reasonable possibility of an adverse determination and which, if adversely determined, would individually or in the aggregate materially impair the right of such Person to carry on business substantially as now being conducted or as presently contemplated or would result in any Material Adverse Effect.

                  SECTION 3.06. TAX RETURNS. KMC Holdings and each of its Subsidiaries has filed or caused to be filed all Federal, state and local tax returns which are required to be filed and has paid or caused to be paid all taxes as shown on such returns or on any assessment received by it to the extent that such taxes have become due, except such taxes the amount, applicability or validity of which are being contested in good faith by appropriate proceedings and with respect to which such Person shall have set aside on its books adequate reserves with respect to such taxes as are required by GAAP.

                  SECTION 3.07. NO DEFAULTS. Neither KMC Holdings nor any of its Subsidiaries is in default (i) with respect to any judgment, writ, injunction, decree, rule or regulation of any Governmental Authority which is likely to have a Material Adverse Effect, or (ii) in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any material agreement or instrument to which such Person is a party or by which any of its assets are bound, which is likely to have a Material Adverse Effect."

            (f) CLAUSE (B) of SECTION 3.09 is hereby deleted in its entirety and the following new CLAUSE (B) is substituted therefor:

                  "(b) SCHEDULE 3.09(B) accurately and completely lists, all material agreements to which KMC Holdings or any of its Subsidiaries is a party, including, without limitation, all purchase agreements, IRU Agreements, IRU Service Orders equal to or in excess of $1,000,000, Data Contracts and related financing agreements, consulting agreements in excess of $250,000 per annum, employment agreements in excess of $400,000 per annum, management and related agreements, and any construction contracts, right of way or right of occupancy agreements, lease agreements, contracts or other arrangements to which such Person is a party (other than the Loan Documents) for which breach, nonperformance, cancellation or failure to renew could have a Material Adverse Effect (collectively, the "MATERIAL AGREEMENTS"). All Material Agreements are valid, subsisting and in full force and effect and no Loan Party, or, to the best of such Borrower's knowledge and belief, any other parties, is in material default thereunder. Each Loan Party has given true and complete copies of all Material Agreements to the Agent. From and after the Fourth Amendment Effective Date, each Loan Party agrees to supplement promptly
      SCHEDULE 3.09(B) with a written notice to the Agents of an accurate and complete list of all new Material Agreements, including Data Contracts and related financing agreements, IRU Agreements, Service Orders to which such Loan Party is a party, it being understood and agreed that such Loan Party shall not be required to deliver a supplement with respect to individual IRU Service Orders for less than $1,000,000 entered into pursuant to an IRU Agreement previously disclosed to the Agents and added to SCHEDULE 3.09(B)."

            (g) SECTION 3.10 is hereby deleted in its entirety and the following new language is substituted therefor:

                  "SECTION 3.10.  COMPLIANCE  WITH LAWS.  Except as disclosed on
      SCHEDULE 3.10, the operations of KMC Holdings and each of its Subsidiaries comply in all material respects with all applicable federal, state or local laws and regulations, including Environmental Laws. Except as disclosed on SCHEDULE 3.10, to such Borrower's knowledge, none of the operations of KMC Holdings or any of its Subsidiaries is subject to any judicial or administrative proceeding alleging the violation of any Environmental Laws. Except as disclosed on SCHEDULE 3.10, such Borrower neither knows nor reasonably should know that any of the operations of KMC Holdings or any of its Subsidiaries is the subject of federal or state investigation evaluating whether any Remedial Action is needed to respond to a Release. Except as disclosed on SCHEDULE 3.10, neither KMC Holdings nor any of its Subsidiaries has filed any notice under any federal or state law indicating past or present treatment, storage or disposal of a hazardous waste or reporting a Release. Except as disclosed on SCHEDULE 3.10, neither KMC Holdings nor any of its Subsidiaries has any contingent liability of which such Borrower has knowledge or reasonably should have knowledge in connection with any Release."

            (h) SECTION 3.11 is hereby amended to (i) delete each reference to "None of such Borrower" or "none of such Borrower" appearing therein and substitute therefor a reference to "Neither KMC Holdings nor any of its Subsidiaries" or "neither KMC Holdings nor any of its Subsidiaries", respectively and (ii) insert the phrase ", and no event has occurred which could reasonably be expected to cause such Plan or trust to be qualified" at the end of the second sentence thereof.

            (i) SECTION 3.19 is hereby deleted in its entirety and the following new language is substituted therefor:

                  "SECTION 3.19. CAPITALIZATION AND SUBSIDIARIES. (a) The classes of Equity Interests, number of authorized shares, number of outstanding shares and par values or other designations of the Equity Interests or other equity securities or beneficial interests of KMC Holdings and each of its Subsidiaries are correctly set forth on SCHEDULE
      3.19.  All the  outstanding  shares of Equity  Interests  or other  equity securities or beneficial interests of KMC Holdings and each of its Subsidiaries are duly and validly issued, fully paid and nonassessable, and none of such issued and outstanding shares, equity securities or beneficial interests has been issued in violation of, or is subject to, any preemptive or subscription rights. Except as set forth on SCHEDULE 3.19, there are no: (A) outstanding shares of Equity Interests or other equity securities or beneficial interests or other securities convertible into or exchangeable for shares of Equity Interests or other equity securities or other beneficial interests KMC Holdings or any of its Subsidiaries, (B) outstanding rights of subscription, warrants, calls, options, contracts or other agreements of any kind, issued, made or granted to or with any Person under which KMC Holdings or any of its Subsidiaries may be obligated to issue, sell, purchase, retire or redeem or otherwise acquire or dispose of any shares of Equity Interests or other equity securities or beneficial interests of KMC Holdings or any of its Subsidiaries, or (C) Subsidiaries of KMC Holdings. KMC Holdings beneficially owns, directly or indirectly, all of the Equity Interests of each Loan Party.

                  (b) On the Restructuring Effective Date, SCHEDULE 3.19 shall be replaced by the SCHEDULE 3.19 to be delivered pursuant to SECTION 5.27 hereof. Upon creation of any New Data Subsidiary or any other change in the capital structure of any Subsidiary of Data Holdco, the Borrowers shall submit to the Agents for distribution to the Lenders a supplement to
      SCHEDULE 3.19 setting forth the new capital structure of such Subsidiary."

            (j) SECTION 3.20 is hereby deleted in its entirety and the following new language is substituted therefor:

            "SECTION 3.20 REAL PROPERTY, LEASES AND EASEMENTS. Such Loan Party leases or owns the real property described on SCHEDULE 3.20. Set forth on
      SCHEDULE 3.20 is a list of (i) all real property leased or owned by such Loan Party (the "REAL PROPERTY") and (ii) all easements, rights of way, rights of occupancy, licenses and similar rights with respect to real property granted to such Loan Party not otherwise disclosed to the Collateral Agent and the Lenders on a title report delivered to the Collateral Agent and the Lenders pursuant to the terms hereof and the absence of which or termination of which would have a Material Adverse Effect (together with all other easements, rights of way, rights of occupancy, licenses and similar rights with respect to real property granted to such Loan Party which are so disclosed, collectively, the "EASEMENTS"). Also set forth on SCHEDULE 3.20 is a street address of the Real Property locations described above, including a description of such properties' current use. Except as set forth in SCHEDULE 3.20, such Loan Party's interests in the Real Property and the Easements are sufficient in order for such Loan Party to conduct its business and operations as presently conducted."

            (k) SECTION 3 is further amended to insert new SECTIONS 3.25,  3.26,
3.27 and 3.28 at the end thereof as follows:

                  "SECTION 3.25. LABOR MATTERS. (a) There are no strikes or other material labor disputes against any Loan Party pending or, to such Borrower's knowledge, threatened; (b) hours worked by and payment made to employees of such Loan Party comply with the Fair Labor Standards Act and each other federal, state, local or foreign law applicable to such matter;
      (c) all payments due from each Loan Party for employee health and welfare insurance have been paid or accrued as a liability on the books of such Loan Party; (d) except as set forth in SCHEDULE 3.25, each Loan Party is not a party to or bound by any (i) collective bargaining agreement, (ii) management agreement, (iii) consulting agreement in an amount over $250,000 per annum or (iv) employment agreement not disclosed in the public filings of KMC Holdings or in an amount over $500,000 per annum (and true and complete copies of any agreements described on SCHEDULE 3.25 have been delivered to the Agent); (e) there is no organizing activity involving any Loan Party pending or, to such Borrower's knowledge, threatened by any labor union or group of employees; (f) there are no representation proceedings involving any Loan Party pending or, to such Borrower's knowledge, threatened with the National Labor Relations Board, and no labor organization or group of employees of such Borrower has made a pending demand for recognition; and (g) except as set forth in SCHEDULE 3.25, there are no complaints or charges against any Loan Party pending or, to the knowledge of such Borrower, threatened to be filed with any Governmental Authority or arbitrator based on, arising out of, in connection with, or otherwise relating to the employment or termination of employment by any Loan Party of any individual.

                  SECTION   3.26.   RESTRICTED   SUBSIDIARIES.   SCHEDULE   3.26
      accurately and completely identifies each Restricted Subsidiary.

                  SECTION  3.27  SCHEDULE   3.27   accurately   and   completely
      identifies each of the agreements between Lucent and KMC Holdings and/or one of more Subsidiaries of KMC Holdings.

                  SECTION 3.28 From and after the Restructuring Effective Date, all certificates or instruments (excluding checks) evidencing, comprising or representing any Collateral (including, without limitation, any Intercompany Notes or other promissory notes payable to any Loan Party) have been delivered to the Collateral Agent duly endorsed or accompanied by duly executed instruments of transfer or assignment in blank."

            1.11  AMENDMENT TO SECTION 4.02.  SECTION 4.02 is hereby  amended to
(i) insert after each reference to "such Loan" or "such Loans" appearing in CLAUSES (A), (B), (C), (D), (E), (I), (J), (K), (M) the words "or Letter of Credit" or "or Letters of Credit," respectively.

            1.12  AMENDMENTS TO ARTICLE V.

            (a) The first sentence of ARTICLE V is hereby amended to insert immediately prior to the colon at the end thereof the phrase ", as to each Borrower, each Loan Party or KMC Holdings and its Subsidiaries, as the case may be".

            (b) SECTIONS 5.01, 5.02, 5.03, and 5.20 are hereby amended to delete each reference to "Borrower" or "such Borrower" appearing therein and substitute therefor a reference to "KMC Holdings and each of its Subsidiaries", and SECTION
5.03 is hereby further amended to insert the following sentence at the end thereof: "The Borrowers shall not use or permit any Collateral to be used unlawfully or in violation of any provision of this Agreement or any other Loan Document or any applicable statute, regulation or ordinance or any policy of insurance covering the Collateral."

            (c) SECTIONS 5.04 (other than SECTION  5.04(B)),  5.07,  5.08, 5.11,
5.14, 5.16 and 5.21 are hereby amended to delete each reference to "Borrower" appearing therein and substitute therefor a reference to "Loan Party."

            (d) CLAUSE (H) of SECTION 5.04 is hereby deleted in its entirety and a new CLAUSE (H) is substituted therefor:

                  (h) APPLICATION OF PAYMENTS. All insurance proceeds received by such Loan Party (other than in respect of any assets of any Data Subsidiary) from any insurance referred in SECTION 5.04(B)(I), (B)(II),
      (D)(I) and (D)(II) together with any condemnation proceeds received by such Loan Party shall be promptly delivered directly to the Collateral Agent for deposit in a collateral account to be held as security for the Obligations pursuant to a collateral account agreement in form and substance satisfactory to the Agents (the "COLLATERAL ACCOUNT"); PROVIDED, HOWEVER, that so long as no Default or Event of Default has occurred and is continuing, the Loan Parties may retain an aggregate amount of insurance/condemnation proceeds in any fiscal year of the Loan Parties not to exceed 0.5% of gross PP&E of the Loan Parties as reflected in the books and records of the applicable Loan Party on the date of receipt of any such proceeds, so long as at the time of any such casualty or condemnation, the Borrowers shall deliver to the Collateral Agent a certificate of the Chief Financial Officer of KMC Holdings demonstrating the calculation of the insurance/condemnation proceeds that gave rise to such retention, including the derivation of gross PP&E. Collateral Agent shall hold any insurance/condemnation proceeds received pursuant to this
      SECTION 5.04 in the Collateral Account and, so long as no Default or Event of Default has occurred or is continuing, (i) to the extent any such insurance/condemnation proceeds are the result of a casualty or condemnation of any central office listed on SCHEDULE 5.04, so long as such Loan Party may use such proceeds diligently to repair, restore or replace such central office, Collateral Agent shall from time to time disburse to such Loan Party from the Collateral Account, to the extent of any such insurance/condemnation proceeds remaining therein in respect of the applicable covered loss, amounts necessary to pay the cost of such repair, restoration or replacement after the receipt by Collateral Agent of invoices or other documentation reasonably satisfactory to Collateral Agent relating to the amount of costs so incurred and the work performed or, with respect to up-front payments or deposits required by contractors or architects in connection with such repair, restoration or replacement, work to be performed (including, if required by Collateral Agent, lien releases and architects' certificates); PROVIDED, HOWEVER that if at any time the Collateral Agent reasonably determines (A) that such Loan Party is not proceeding diligently with such repair, restoration or replacement or (B) that such repair, restoration or replacement cannot be completed with the insurance/condemnation proceeds then held by the Collateral Agent for such purpose, together with funds otherwise available to such Loan Party for such purpose, or that such repair, restoration or replacement cannot be completed within 360 days after the receipt by Collateral Agent of such insurance/condemnation proceeds, Collateral Agent shall, and such Loan Party hereby authorizes Collateral Agent to, apply such insurance/condemnation proceeds to prepay the Term Loans and permanently reduce the Revolving Loan Commitment Amount as provided in SECTION 2.09(C)(IV) and (ii) with respect to all other insurance/condemnation proceeds received by the Collateral Agent, Collateral Agent shall from time to time disburse to such Loan Party from the Collateral Account, to the extent of any such insurance/condemnation proceeds remaining therein in respect of the applicable covered loss, amounts as requested by such Loan Party for application as determined by such Loan Party with the prior written consent of the Agents and Requisite Lenders (which consent shall not be unreasonably withheld). If a Default or Event of Default has occurred or is continuing any amounts on deposit in the Collateral Account shall be applied in the sole discretion of the Agents and Requisite Lenders."

            (e) SECTION 5.05 is hereby deleted in its entirety and the following new language is substituted therefor:

                  "SECTION 5.05. OBLIGATIONS AND TAXES. KMC Holdings and each of its Subsidiaries shall pay all of its respective indebtedness and obligations promptly and in accordance with their terms and pay and discharge promptly all taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits or in respect of its property, before the same shall become in default, as well as all lawful claims for labor, materials and supplies or otherwise which, if unpaid, might become a Lien upon such properties or any part thereof; PROVIDED, HOWEVER, that neither KMC Holdings nor any of its Subsidiaries shall be required to pay and discharge or to cause to be paid and discharged any such tax, assessment, charge, levy or claim so long as the validity or amount thereof shall be contested in good faith by appropriate proceedings diligently pursued, and such Person shall set aside on its books such reserves as are required by GAAP with respect to any such tax, assessment, charge, levy or claim so contested."

            (f)   AMENDMENTS TO SECTION 5.06.

            (1) The first sentence of SECTION 5.06 is hereby amended to delete the reference to "Such Borrower" or "such Borrower" appearing therein and substitute therefor a reference to "Such Loan Party" or "such Loan Party", as applicable.

            (2) CLAUSE (A) of SECTION 5.06 is hereby amended to (i) insert immediately after the words "annual consolidated" appearing in the second line thereof the words "financial statements for KMC Holdings" (ii) insert immediately after the phrase "for KMC Holdings," appearing in the second line thereof the phrase "Data Holdco and the Borrowers, in each case on a combined basis," and (iii) delete the phrase "and combined financial statements for the Borrowers".

            (3) CLAUSE (B) of SECTION 5.06 is hereby deleted in its entirety and the following new CLAUSE (B) is substituted therefor:

                  "(b) within forty-five (45) days after the end of the first three fiscal quarters during each fiscal year consolidated unaudited balance sheets and statements of operations for KMC Holdings and consolidating unaudited balance sheets and statements of operations for KMC Holdings, Data Holdco and the Borrowers, in each case on a combined basis, including consolidated statements of stockholders' equity of KMC Holdings and cash flows for KMC Holdings, Data Holdco and the Borrowers, in each case on a combined basis, each of the foregoing as of the end of each such fiscal quarter, as applicable, and for the then elapsed portion of the fiscal year."

            (4) CLAUSE (C) of SECTION 5.06 is hereby amended to (A) insert immediately before the words "within forty-five (45) days after the end of each month" the number "(i)", (B) insert immediately after the parenthetical "(or within one hundred twenty (120) days after the end of each December)" appearing therein the phrase "commencing with the month ending April 30, 2001, and solely with respect to Data Holdco, commencing with the month ending June 30, 2001", and (C) delete the proviso at the end thereof and substitute therefor the following new language:

                  "and (ii) no later than the first Friday of each month commencing May 4, 2001, and solely with respect to Data Holdco, commencing the first such date occurring no later than ninety (90) days after the Fourth Amendment Effective Date, in each case for the prior four calendar week period, projected twelve calendar week cash flow analyses for KMC Holdings, Data Holdco and the Borrowers on a consolidated basis consisting of projected statements of cash receipts and disbursements, in each case for the succeeding twelve calendar week period and actual statements for the previous four calendar weeks then ended together with a comparison of such actual statements to the projected statements for such four weeks".

            (5) CLAUSE (D) of SECTION 5.06 is hereby amended to (i) insert immediately after the words "CLAUSES (A), (B) and (C) above" the parenthetical "(other than with respect to the financial statements delivered pursuant to CLAUSE (II) SECTION 5.06(A))" and (ii) insert immediately after the phrase
"present fairly the financial position and result of operations of KMC Holdings," the words "Data Holdco".

            (6) CLAUSE (E) of SECTION 5.06 is hereby amended to (i) delete the reference to "the Borrowers" appearing therein and substitute therefor a reference to "the Loan Parties" and (ii) insert a reference to "and SCHEDULE 1.01(A)" immediately after the words "ARTICLE VII" appearing therein.

            (7) CLAUSE (F) of SECTION 5.06 is hereby deleted in its entirety and the following NEW CLAUSE (F) substituted therefor:

                  "(f)  RESERVED."

            (8) CLAUSES (G) and (H) of SECTION 5.06 are hereby amended to delete each reference to "any Borrower" appearing therein and substitute therefor a reference to "any Loan Party".

            (9) CLAUSE (I) of SECTION 5.06 is hereby amended to (i) delete the reference to "any Borrower" appearing therein and substitute therefor a reference to "any Loan Party", and (ii) delete each reference to "such Borrower" appearing therein and substitute therefor a reference to "such Loan Party".

            (10) CLAUSE (L) of SECTION 5.06 is hereby amended to delete the reference to "such Borrower" appearing therein and substitute therefor a reference to "such Loan Party".

            (11) CLAUSE (M) of SECTION 5.06 is hereby amended to (i) delete each reference to "such Borrower" appearing therein and substitute therefor a reference to "such Loan Party" and (ii) delete the word "and" appearing at the end thereof.

            (12) CLAUSE (N) of SECTION 5.06 is hereby amended to (i) delete the words "such Borrower or KMC Holdings" appearing therein and substitute therefor the words "such Loan Party" and (ii) delete the period appearing at the end thereof and substitute a semi-colon therefor.

            (13) SECTION 5.06 is further amended to insert new CLAUSES (O), (P),
(Q), (R), (S), (T) and (U) at the end thereof as follows:

                  "(o) as soon as practicable and in any event no later than May 15, 2001, in each case in form and substance satisfactory to the Agent and Requisite Lenders:

                  (i) a capital expenditure budget of KMC Holdings and the Borrowers for the fiscal year 2001 which shall include (1) actuals on a city-by-city basis for the fiscal quarter ending March 31, 2001, (2) an aggregate capital expenditure budget for KMC Holdings and the Borrowers for the remainder of fiscal year 2001 divided into sales, growth and other and (3) an estimate of city-by-city allocation of aggregate capital expenditures for KMC Holdings and the Borrowers based on actual expenditures for the previous five quarters;

                  (ii)  a copy of the "City Matrix Reports"; and

                  (iii) the "Market Service Description," or "MSD" which sets forth the Borrowers' plans to offer bundle pricing and service offerings;

                  (p) within forty-five (45) days after the end of each month commencing with the month ending April 30, 2001, and solely with respect to Data Holdco, as applicable, commencing the first such date occurring no later than ninety (90) days after the Fourth Amendment Effective Date, in each case in a form satisfactory to the Agent:

                  (i) a copy of each contract entered into during such month with third parties that serves to distribute products of KMC Holdings and its Subsidiaries or pursuant to which such third parties perform indirect sales channel functions which at inception is estimated to generate in excess of $5,000,000 in annual revenue to KMC Holdings;

                  (ii) a summary of actual resale lines for the Borrowers on a city-by-city basis;

                  (iii) a detailed summary report for the Borrowers on a city-by-city basis to include, revenue, operating EBITDA, capital efficiency ratio, net lines added (on-switch and PRI's), DSO equivalents, number of customers and line churn;

                  (iv) a headcount report for such month consisting of total headcount for each of KMC Holdings and the Borrowers and by city and operating function;

                  (v) disclosure of any litigation seeking injunctive remedies or legal remedies in excess of $1,000,000; and

                  (vi) an officer's certificate of KMC Holdings setting forth with respect to any IRU for which the IRU Cap Ex exceeds $1,000,000, (1) an IRU Report, (2) the amount of IRU Cap Ex for each Loan Party and (3) the aggregate unpaid IRU Construction Costs with respect to each IRU Agreement and IRU Service Order of such Loan Party;

                  (q) within forty-five (45) days after the end of each quarter during each fiscal year commencing with the fiscal quarter ending June 30, 2001, and solely with respect to Data Holdco, as applicable, commencing the first such quarter occurring no later than ninety (90) days after the Fourth Amendment Effective Date, in form satisfactory to the Agent:

                  (i) a capital expenditure report for such quarter consisting of a summary in reasonable detail by city of capital expenditures approved by the Capital Allocation Committee ("CAC") for the Borrowers on a consolidated basis, such summary based upon categories acceptable to the Agent and at a minimum separating expenditures into categories relating to sales, maintenance, network upgrades and corporate, and including, without limitation, an analysis of the payback period and internal rates of return with respect to all capital expenditures for such quarter;

                  (ii) a summary of incentive compensation paid during such quarter under the employee compensation and incentive plan; and

                  (iii) a reciprocal compensation and access report by carrier;

                  (r) as soon as practicable and in any event no later than each June 15 and December 15 during each fiscal year commencing June 15, 2001, an updated business plan of KMC Holdings and its Subsidiaries for the succeeding five-year period on a consolidated and consolidating basis with supporting assumptions and schedules, it being understood that such business plan and level of detail shall be in a format satisfactory to the Agent and shall be reasonably consistent with the February 2001 Business Plan as determined by the Agent, it being further understood that such updated business plan will provide quarterly detail for the first two (2) years (with the exception of each June 15 update which shall forecast quarterly results for the next six (6) quarters commencing each July 1) of the forecast and annual detail for the next three (3) years;

                  (s) promptly upon receipt by KMC Holdings or any of its Subsidiaries, copies of all written offers to purchase, letters of intent or expressions of interest in purchasing any assets or operations of KMC Holdings or its Subsidiaries, solicited or unsolicited, and, promptly upon provision thereof, copies of all information provided to interested
      parties;   PROVIDED  that,  to  the  extent   required  by  any  potential
      purchasers, the identity of such purchaser and the terms of any such written materials may be kept confidential so long as KMC Holdings informs the Agent of as much information as may be possible without violating the express terms of any such confidentiality restrictions;

                  (t) promptly upon execution thereof, copies of all agreements with professionals retained to sell assets or operations; and

                  (u) commencing September 7, 2002 and on each subsequent date which is sixty (60) days prior to the date on which KMC Holdings is required to make a cash payment of interest pursuant to any Indenture or cash dividends to the holders of the Series E Preferred Stock, an officer's certificate of the Chief Financial Officer of KMC Holdings certifying that the Borrowers shall on a combined basis have on deposit in Collection Accounts subject to Restricted Account Agreements cash in an amount necessary to fund the operations of the Borrowers for the succeeding twelve-month period (without the need to raise any additional financing or equity) based on the most recent business plan of KMC Holdings and its Subsidiaries delivered pursuant to SECTION 5.06(R) (or any more recent business plan of KMC Holdings delivered to the Agent and Lenders and consistent with the February 2001 Business Plan and the requirement of SECTION 5.06(R) as determined by the Agents).

The  information  to be  provided  to the Agents and  Lenders  pursuant  to this
SECTION 5.06 may be delivered by electronic transmission (e-mail) to the Agents and Lenders at the e-mail addresses for each Agent and Lender set forth on
SCHEDULE 5.06 annexed hereto, it being understood that any officer's certificate delivered by electronic transmission pursuant to this SECTION 5.06 shall contain a facsimile signature of the certifying officer which shall be deemed to be an original signature of such officer for all purposes hereunder."

            (g) SECTIONS 5.09 and 5.10 are hereby deleted in their entirety and the following new language is substituted therefor:

                  "SECTION 5.09. ERISA. KMC Holdings and each of its Subsidiaries shall comply in all material respects with the applicable provisions of ERISA and furnish to the Agent, (i) as soon as possible, and in any event within twenty (20) days after such Person or any officer of such Person knows or has reason to know that any Reportable Event with respect to any Plan has occurred or any Termination Event has occurred, a statement of an officer of such Person setting forth details as to such Reportable Event or Termination Event and the corrective action that such Person proposes to take with respect thereto, together with a copy of the notice of any such Reportable Event given to the PBGC, and (ii) promptly after receipt thereof, a copy of any notice such Person may receive from the PBGC relating to the intention of the PBGC to terminate any Plan or to appoint a trustee to administer any such Plan.

                  SECTION 5.10. ACCESS TO PREMISES AND RECORDS. KMC Holdings and each of its Subsidiaries shall permit representatives of the Agents to have access to such Person's books and records and to the Collateral and the premises of such Person at reasonable times upon reasonable notice and to make such excerpts from such records as such representatives deem necessary and to inspect the Collateral."

            (h) SECTIONS 5.12, 5.13, 5.15, 5.17, and 5.18 are hereby deleted in their entirety and the following new language is substituted therefor:

                  "SECTION 5.12. ENVIRONMENTAL NOTICES. If KMC Holdings or any of its Subsidiaries shall (a) receive written notice that any violation of any Environmental Law may have been committed or is about to be committed by such Person, (b) receive written notice that any administrative or judicial complaint or order has been filed or is about to be filed against such Person alleging violations of any Environmental Law or requiring such Person to take any action in connection with any Release of any Contaminant into the environment, or (c) receive any written notice from a Governmental Authority or private party alleging that such Person may be liable or responsible for costs associated with a response to or cleanup of a Release or any damages caused thereby, such Person shall provide the Agent with a copy of such notice within five (5) Business Days of such Person's receipt thereof.

                  SECTION 5.13. AMENDMENT OF ORGANIZATIONAL DOCUMENTS. KMC Holdings on behalf of itself and each of its Subsidiaries shall provide the Agent with copies of any amendments to the Certificate or Articles of Incorporation or other organizational documents of KMC Holdings or any of its Subsidiaries, certified by the secretary of such Person and of all other relevant documentation, any such amendment to be made in accordance with SECTION 6.22 of this Agreement to the extent applicable. Each Loan
      Party shall promptly deliver to the Collateral Agent such financing statements executed by such Loan Party, which the Collateral Agent may request as a result of any such event."

                  "SECTION 5.15. ACCOUNTS PAYABLE. Each Loan Party shall pay each of its accounts payable in accordance with its practices as of the Closing Date, PROVIDED, HOWEVER, that such Loan Party shall not be required to pay any account payable as long as the validity thereof shall be contested in good faith by appropriate protest or proceedings, such Loan Party shall have set aside adequate reserves on its books with respect thereto in accordance with GAAP and no Lien (other than Permitted Liens) results from the failure to pay during such good faith contest period."

                  "SECTION 5.17. FISCAL YEAR. KMC Holdings and each of its Subsidiaries (other than any Data Subsidiary) shall maintain a fiscal year ending on December 31.

                  SECTION 5.18.  RESERVED."

            (i) SECTION 5 is further amended to insert new SECTIONS 5.22, 5.23, 5.24, 5.25, 5.26 and 5.27 at the end thereof as follows:

                  "SECTION 5.22. CASH OF NON-BORROWER SUBSIDIARIES. KMC Holdings shall cause Data Holdco and each Data Subsidiary to distribute to KMC Holdings (i) no later than eighty-nine (89) days after the end of each fiscal year, fifty percent (50%) of all Excess Data Cash Flow and (ii) no later than two Business Days following the consummation of any Asset Sale by Data Holdco or any Data Subsidiary, to the extent of any resulting Net Asset Sale Proceeds, first, (a) an amount equal to the aggregate Data Holdco Allocation Amount required to be made as a cash dividend to KMC Holdings pursuant to SECTION 6.04(A) during the then next succeeding twelve (12) month period and then, (b) to the extent of any remaining Net Asset Sale Proceeds, an amount equal to twenty-five percent (25%) of such Net Asset Sale Proceeds. Promptly upon receipt by KMC Holdings of any cash dividends or distributions from Data Holdco consisting of Excess Data Cash Flow or Net Asset Sale Proceeds pursuant to CLAUSES (I) and (II)(B) of the next preceding sentence, KMC Holdings shall contribute such amounts to the Borrowers as a capital contribution by depositing such amounts in a Collection Account of Borrowers subject to a Restricted Account Agreement.

      All other amounts retained by KMC Holdings pursuant to this SECTION 5.22 shall be held in a Collection Account of KMC Holdings subject to a Restricted Account Agreement pursuant to SECTION 8.04.

                  SECTION 5.23. KNT ASSETS. On or before June 15, 2001, the Borrowers shall submit to the Agent and Lenders a proposal for the resolution of the proposed transfer of assets comprising the Borrowers' construction business to KNT which proposal shall be in form and substance satisfactory to the Agents and Requisite Lenders.

                  SECTION 5.24. DESIGNATION OF UNRESTRICTED SUBSIDIARIES. Concurrently with the creation of any new Subsidiary by KMC Holdings or any of its Subsidiaries, KMC Holdings shall designate such Subsidiary as an "Unrestricted Subsidiary" as such term is defined in the Indentures and Certificate of Designations for the Series E Preferred Stock.

                  SECTION 5.25. POST-CLOSING RELATED TRANSACTIONS. On or before June 1, 2001, the following conditions shall have been satisfied (the 'RESTRUCTURING EFFECTIVE DATE'), it being understood that the Agents may extend the deadline for delivery or satisfaction of any of the following items in their sole discretion:

                  (a) KMC Holdings shall have (i) created a new intermediate holding company ('DATA HOLDCO') through which the existing data business of KMC Holdings and its Subsidiaries shall be conducted from and after the Restructuring Effective Date and (ii) contributed the stock or membership interests, as the case may be, of KMC V and its Subsidiaries, KMC VI and its Subsidiaries, KMC Funding, KMC VII, KMC VIII, KMC IX, KMC QV, KMC Funding V and Data LLC to Data Holdco;

                  (b) KMC Holdings shall have contributed the stock of KMC Financing and KMC Financial Services to a Borrower (each of the documents and instruments evidencing the contributions set forth in CLAUSES (A)(II) and (B), collectively, the 'RESTRUCTURING DOCUMENTS');

                  (c) the Agent and Collateral Agent shall have received the following items, in each case in form and substance satisfactory to the Agent and the Collateral Agent:

                  (i) the Data Holdco Guaranty in the form of ATTACHMENT N to the Fourth Amendment, duly executed by Data Holdco;

                  (ii) a certificate dated the Restructuring  Effective Date, of the secretary or assistant secretary of Data Holdco, certifying that
            (A) the copies of the certificates of formation, operating agreements, or equivalent charter and governing document of Data Holdco attached thereto are true and correct and in full force and effect as of such date, without modification or amendment and (B) the stock or membership interests, as the case may be, of KMC V and its Subsidiaries, KMC VI and its Subsidiaries, KMC Funding, KMC VII, KMC VIII, KMC IX, KMC QV, KMC Funding V and Data LLC has been contributed to Data Holdco and attaching true and correct copies of the documents and instruments of contribution;

                  (iii) a certificate of the secretary or assistant secretary of
            KMC Holdings, certifying evidence satisfactory to the Agent and the Collateral Agent that KMC Holdings has contributed the stock of KMC Financing and KMC Financial Services to a Borrower;

                  (iv) the written  opinion of special  counsel for KMC Holdings and its Subsidiaries, dated the Restructuring Effective Date, addressed to the Agent, the Collateral Agent and the Lenders satisfactory to (and containing only such qualifications and limitations as are satisfactory to) counsel to the Agent, with opinion as to, among other things, (i) due organization of Data Holdco, (ii) the enforceability of the Data Holdco Guaranty, each Guaranty and Security Agreement to be executed by Holdings IV and its Subsidiaries, KMC Financing and KMC Financial Services, the
            Pledge Supplement of KMC Holdings, Pledge Supplement of any applicable Borrower, the Pledge Agreement to be executed by Holdings IV, the Pledge Agreement to be executed by KMC IV and any other security documents executed on the Restructuring Effective Date (collectively, the 'RESTRUCTURING SECURITY DOCUMENTS'), (iii) the perfection of any liens granted on the Restructuring Effective Date,
            (iv) no conflicts with applicable laws or contractual obligations, and (v) the due authorization, execution and delivery of the Pledge Supplement of KMC Holdings, the Pledge Supplement of any applicable Borrower and the other Loan Documents and Restructuring Documents to be delivered on the Restructuring Effective Date, which opinions shall be substantially in the form of ATTACHMENT B-1 annexed to the Fourth Amendment, with such changes thereto as may be acceptable to the Agent;

                  (v) the written opinion of regulatory for KMC Holdings and its
            Subsidiaries, dated the Restructuring Effective Date, addressed to the Agent, the Collateral Agent and the Lenders satisfactory to (and containing only such qualifications and limitations as are satisfactory to) counsel to the Agent, which opinion shall be substantially in the forms set forth in ATTACHMENT B-2 to the Fourth Amendment hereto;

                  (vi) Data Holdco's  Certificate  or Articles of  Incorporation
            (or other constituent or organizational documents, as the case may be), in each case, as amended, modified or supplemented prior to the Restructuring Effective Date, certified to be true, correct and complete by the Secretary of State of the state in which such Person is organized; and

                  (vii) such  supplement to the Schedules to the Loan  Agreement
            as  are   necessary   to   reflect   the   foregoing   restructuring
            transactions.

                  (d) the Collateral Agent shall have received the following items in each case in form and substance satisfactory to the Agent and Collateral Agent (Lenders hereby authorize the Agent and Collateral Agent to execute any of the following documents in their respective capacities as Agents):

                  (i) the Pledge  Supplement  duly executed by KMC Holdings with respect to the Equity Interests of Data Holdco and Holdings IV; (ii) the Pledge Supplement duly executed by the applicable Borrower with respect to the Equity Interests of KMC Financing and KMC Financial Services; (iii) the Pledge Agreement duly executed by Holdings IV with respect to the Equity Interests of KMC IV; (iv) the Pledge Agreement executed by KMC IV with respect to the Equity Interests of its Subsidiaries, in each case together with, for all such Equity Interests which are certificated, stock certificates and undated stock powers executed in blank in form and substance satisfactory to the Collateral Agent and for all such Equity Interests which are limited liability company interests, pledge instructions and initial transaction statements in form and substance satisfactory to the Collateral Agent;

                  (ii) to the extent required by the Agent or Collateral  Agent,
            Addenda to the Collateral Assignment of Licenses duly executed by Holdings IV and each of its Subsidiaries, and an updated Schedule I thereto certified as being complete and correct by all the Loan Parties, together with consents to assignment of licenses and rights from Persons designated by the Collateral Agent duly executed by such Persons, including agreements as to default notices, cure rights, waiver of lien rights, conveyance of nondisturbance rights and other terms satisfactory to the Collateral Agent;

                  (iii) to the extent required by the Agent or Collateral Agent,
            Addenda to the Collateral Assignment of Leases duly executed by Holdings IV and each of its Subsidiaries, and an updated Schedule I thereto certified as being complete and correct by all the Loan Parties, together with consents to assignment, duly executed by the appropriate Persons, including agreements as to default notices, cure rights, waiver of lien rights, conveyance of nondisturbance rights and other terms satisfactory to the Collateral Agent with respect to those leased properties specified by the Collateral Agent, together with landlord waivers in the form of EXHIBIT D hereto executed by the appropriate landlord with respect to those leased properties specified by the Collateral Agent;

                  (iv) to the extent required by the Agent, completed environmental questionnaires and indemnity agreement executed by Holdings IV and each of its Subsidiaries and Phase I Environmental Reports with respect to premises described on SCHEDULE 3.10 (if any);

                  (v) Irrevocable Proxies executed by each pledgor under a Pledge Agreement with respect to the Equity Interests pledged thereunder; and

                  (vi) a Restricted  Account Agreement executed and delivered by
            KMC II with respect to KMC II's lockbox number 932050 maintained with First Union;

                  (vii) evidence that KMC's Lockbox Account No. 18171260 located at American National Bank & Trust Co. of Chicago has been closed and any and all checks and other deposits which may have been directed to such account redirected to a Collection Account maintained with the Agent; and

                  (viii) a Guaranty and Security  Agreement  executed by each of
            Holdings IV and its Subsidiaries it being understood and agreed that such agreement and any other Restructuring Security Document executed and delivered by Holdings IV and its Subsidiaries may contain such restrictions on the duration of any grant or pledge as shall be required pursuant to applicable law and satisfactory to the Agent and Collateral Agent;

                  (ix) such other  evidence as may be  requested by the Agent or
            Collateral Agent that the Collateral Agent's security interests in the Collateral have been properly perfected and constitute first and prior security interests subject only to Permitted Liens, including by (A) filing Mortgages, the Collateral Assignment of Licenses, the Collateral Assignment of Leases, leasehold mortgages and UCC-1 financing statements (including, without limitation, fixture filings) in certain filing and recording offices, (B) security documents in form and substance satisfactory to the Agents with respect to any trademarks registered with the United States Patent and Trademark Office since the Closing Date, (C) obtaining consents to the Collateral Assignments of Licenses and the Collateral Assignments of Leases and (D) taking possession of stock certificates and other instruments, in each case, as requested by the Agent or  Collateral  Agent,  and  including  amendments  to any existing Guaranty and Security Agreement, Pledge Agreement, Contribution Agreement or other collateral document as may be reasonably requested by the Agent or Collateral Agent to make conforming changes thereto, including changes consistent with the terms of the Holdings Guaranty and Data Holdco Guaranty;

                  (e) evidence satisfactory to the Agent that the Borrowers have used commercially reasonable efforts to obtain an access agreement executed and delivered by the applicable landlord with respect to KMC III's premises located at Moraine, Ohio in form and substance satisfactory to the Agent and Collateral Agent;

                  (f) KMC Holdings shall have used its best efforts to engage The Chase Manhattan Bank (or such other financial institution as may be acceptable to the Agent) to replace First Union as Warrant Agent under and as defined in the Warrant Agreement;

                  (g) evidence (i) that the loans under the KMC IV Loan Agreement (as defined in the Fourth Amendment) have been indefeasibly repaid in full and all other obligations under such agreement and the other loan documents thereunder have been completely discharged and (ii) all liens under such Loan and Security Agreement shall have been released and all collateral pledged thereunder delivered to the borrowers and other obligors thereunder; and

                  (h) the Agents and Lenders shall have received such other agreements, instruments and documents as the Agents may reasonably require.

                  SECTION 5.26. POST-CLOSING UCC MATTERS. On or before August 31, 2001 and at such times thereafter as any Agent may reasonably request, each Loan Party shall (i) execute and deliver such UCC amendments and additional UCC-1 financing statements as the Agent or Collateral Agent may request in order to continue to perfect the Collateral Agent's security interest in the Collateral under revised Article 9 of the Uniform Commercial Code as adopted by any State after the date hereof and (ii) deliver an opinion of special counsel to the Loan Parties as to the perfection of the security interests granted pursuant to the Loan Documents in the Collateral under any such revised statute, as applicable, which legal opinion shall be in form and substance reasonably satisfactory to the Agent and Collateral Agent.

                  SECTION 5.27.  POST-CLOSING HOLDING IV MATTERS.

                  (a) Within fifteen (15) Business Days after the Fourth Amendment Effective Date, KMC Holdings shall file with the appropriate government agencies in each of the states in which Holdings IV or any of its Subsidiaries has a certificate of public convenience and necessity or other authority to provide intrastate telecommunications services, an application which shall request approval (i) of the transfer of ownership of Holdings IV and its Subsidiaries to a Borrower, and (ii) for Holdings IV and its Subsidiaries to grant a security interest and lien on all of their respective assets, and for the applicable Borrower to pledge the Equity Interests of Holdings IV, in each case to the Collateral Agent for the benefit of the Lenders (such approvals, the 'HOLDINGS IV REGULATORY APPROVALS').

                  (b) Within five (5) Business Days after the date KMC Holdings receives all Holdings IV Regulatory Approvals, (i) KMC Holdings shall contribute all of the Equity Interests of Holdings IV to a Borrower, (ii) such Borrower shall execute a Pledge Supplement to its Pledge Agreement pledging all of the Equity Interests of Holdings IV to the Collateral Agent for the benefit of the Lenders, (iii) the Agent shall have received the written opinion of special counsel for KMC Holdings and its Subsidiaries, dated the date of such Pledge Supplement, addressed to the Agent, the Collateral Agent and the Lenders satisfactory to (and containing only such qualifications and limitations as are satisfactory
      to) counsel to the Agent, with opinion as to, among other things, (a) due organization of the applicable Borrower, (b) the enforceability of the Pledge Supplement and the documents or instruments evidencing the contribution set forth in clause (i) above, (c) the perfection of any liens granted pursuant to the Pledge Supplement and related Pledge Agreement, (d) no conflicts with applicable laws or contractual obligations, and (e) the due authorization, execution and delivery of the Pledge Supplement and such documents or instruments, which opinions shall be substantially in the form of ATTACHMENT B-1 annexed to the Fourth Amendment, with such modifications thereto as are acceptable to the Agent and necessary to reflect the circumstances, documents and parties described in this SECTION 5.27(B), and (iv) the written opinion of regulatory counsel for KMC Holdings and its Subsidiaries, dated the date of such Pledge Supplement, addressed to the Agent, the Collateral Agent and the Lenders satisfactory to (and containing only such qualifications and limitations as are satisfactory to) counsel to the Agent, which opinion shall be substantially in the form set forth in ATTACHMENT B-2 to the Fourth Amendment hereto with such modifications thereto as are acceptable to the Agent and necessary to reflect the circumstances, documents and parties described in this SECTION 5.27(B)."

            1.13  AMENDMENTS TO ARTICLE VI.

            (a) The first sentence of ARTICLE VI is hereby amended to insert immediately prior to the colon at the end thereof the phrase ", as to each Borrower, each Loan Party or KMC and its Subsidiaries, as the case may be".

            1.14  AMENDMENTS TO SECTION 6.01.

            (a) The first sentence of SECTION 6.01 is hereby amended to delete the words "Such Borrower" appearing therein and substitute therefor the words "KMC Holdings and each of its Subsidiaries".

            (b) CLAUSES (II), (III) and (IV) of SECTION 6.01 are hereby deleted in their entirety and the following new CLAUSES (II), (III) and (IV) are substituted therefor, respectively:

                  "(ii) Liens securing any Purchase Debt to the extent that the Liens cover only the subject assets subject to such Purchase Debt and provided such Liens are incurred no later than twenty (20) days following the purchase of the subject assets;

                  (iii) Liens for taxes, assessments or governmental charges or levies on property of KMC Holdings or any of its Subsidiaries (other than Liens imposed by or under ERISA) if the same shall not at the time be delinquent or thereafter can be paid without penalty, or are being diligently contested in good faith and by appropriate proceedings and for which such Person shall have set aside reserves on its books as required by GAAP;

                  (iv) Liens imposed by law, such as landlord's, carrier's, warehousemen's and mechanic's liens, which liens shall be waived in writing to the extent waivable, and with respect to obligations not yet due or being contested in good faith by appropriate proceedings and in either case for which KMC Holdings and its Subsidiaries shall have set aside adequate reserves on its books as required by GAAP;".

            (c) SECTION 6.01 is further amended to delete the word "or" appearing at the end of CLAUSE (VI) thereof and insert new CLAUSES (VIII), (IX),
(X) and (XI) thereto as follows:

                  "(viii) Liens in the form of IRUs arising pursuant to IRU Agreements and IRU Service Orders permitted pursuant to SECTION 6.18;

                  (ix) Liens in existence as of the Fourth Amendment Effective Date and listed on SCHEDULE 6.01;

                  (x) Liens on assets of KMC VII, KMC VIII, KMC IX, KMC QV, KMC Funding V and Data LLC and any New Data Subsidiary created solely in connection with Permitted Data Financings; PROVIDED that such Liens attach only to the assets of KMC VII, KMC VIII, KMC IX, KMC QV, KMC Funding V, Data LLC or such Data Subsidiary, as applicable, and secure only the obligations incurred pursuant to such Permitted Data Financing; and

                  (xi) Liens on the capital stock of any Data Subsidiary granted by Data Holdco to secure obligations under any Permitted Data Financing."

            (d) SECTION 6.01 is further amended to insert a new paragraph at the end thereof as follows:

                  "Except with respect to specific property encumbered to secure payment of particular Debt permitted pursuant to SECTION 6.13 (including any Permitted Data Financing) or to be sold pursuant to an executed agreement with respect to a sale of assets or securitization otherwise permitted under this Agreement, neither KMC Holdings nor any of its Subsidiaries shall enter into any agreement (other than the Indentures) prohibiting the creation or assumption of any Lien upon any of its properties or assets, whether now owned or hereafter acquired."

            1.15 AMENDMENT TO SECTION 6.03. SECTION 6.03 is hereby deleted in its entirety and the following new language is substituted therefor:

                  "SECTION 6.03. SALE OF ASSETS, CONSOLIDATION, MERGER, etc. (a) No Loan Party (other than Data Holdco) shall, or shall permit any of its Subsidiaries (other than the Data Subsidiaries) to, consolidate with or merge into any other Person, or without the prior written consent of the Requisite Lenders, sell, lease, transfer or otherwise dispose of any Collateral or assets (including any assets comprising the Borrowers' construction business to KNT) or sell or discount receivables, except for
      (x) sales of inventory in the ordinary course of business, and (y) any sale, lease, transfer or other disposition of Telecommunications Equipment or other fixed assets no longer used or useful in the conduct of the Business for the fair market value thereof not to exceed 0.5% of gross
      PP&E of the Borrowers as reflected in the books and records of the applicable Borrower on the date of any such sale, lease, transfer or other disposition, so long as the Borrowers shall deliver to the Agent on the date of any such sale, lease, transfer or other disposition resulting in Net Asset Sale Proceeds in one or a series of related transactions in excess of $500,000 an officer's certificate signed by the Chief Financial Officer of KMC Holdings demonstrating the calculation of such Net Asset Sale Proceeds, including the derivation of gross PP&E of the Borrowers; PROVIDED, FURTHER that if no Default or Event of Default has then occurred or is continuing or would result therefrom (i) any Borrower, upon provision of thirty (30) days prior written notice to the Agent and upon compliance with SECTION 8.02, may merge with another Borrower; (ii) any Loan Party (other than KMC Holdings and Data Holdco) may grant IRUs pursuant to IRU Agreements and IRU Service Orders entered into pursuant to
      SECTION 6.18; and (iii) any Loan Party (other than KMC Holdings and Data Holdco) may consummate other Asset Sales with the prior written consent of the Agents and Requisite Lenders so long as the Net Asset Sale Proceeds are applied to prepay Loans and reduce the Revolving Loan Commitment Amount as provided in SECTION 2.09(C)(III) and any Net Asset Sale Proceeds retained by the Loan Parties are applied in compliance with the Indentures and the Certificate of Designation of the Series E Preferred Stock, it being understood and agreed that in connection with any such Asset Sale consented to by the Agents and Requisite Lenders, the Borrowers and Lenders agree to review the financial covenant levels set forth in SECTION
      7.01 and to make good faith adjustments to such levels to account for the sale of assets subject to such Asset Sale; PROVIDED STILL FURTHER that the Loan Parties may consummate the transactions on or before the Restructuring Effective Date contemplated by SECTION 5.21; and

                  (b) KMC Holdings shall not, and shall not permit Data Holdco or any of its Subsidiaries to, consolidate with or merge into any other Person (other than with respect to Data Holdco and its Subsidiaries only, Data Holdco or another Data Subsidiary so long as Data Holdco is the surviving entity), or without the prior written consent of the Requisite Lenders, sell, lease, transfer or otherwise dispose of any assets including any sale or discount of receivables, except for, in the case of the Data Subsidiaries only, (x) sales of inventory in the ordinary course of business, and (y) any sale, lease, transfer or other disposition of assets no longer used or useful in the conduct of the Data Business for the fair market value thereof; provided, however, that if no Event of Default has then occurred or is continuing or would result therefrom; (1) the Data Subsidiaries may enter into Data Contracts and Permitted Data Financings related thereto, in each case as expressly permitted by this Agreement, and (2) Data Holdco and the Data Subsidiaries may make Asset Sales, PROVIDED that (A) the consideration received therefor is not less than one hundred percent (100%) cash (or, if less than one hundred percent (100%) cash, then the calculation of Net Asset Sale Proceeds for purposes of clause (C) of this SECTION 6.03(B) shall be calculated based on the fair market value of the assets subject to such Asset Sale rather than cash proceeds received in connection therewith) and is for the fair market value of such assets, (B) the Data Subsidiaries promptly distribute one hundred percent (100%) of any Net Asset Sale Proceeds thereof to Data Holdco, and (C) Data Holdco promptly distributes such Net Asset Sale Proceeds to KMC Holdings to the extent required by, and to be applied pursuant to, SECTION 5.22."

            1.16  AMENDMENTS TO SECTION 6.04.

            (a) CLAUSE (A) of SECTION 6.04 is hereby deleted in its entirety and the following new CLAUSE (A) is substituted therefor:

                  "(a) No Loan Party (other than KMC Holdings and Data Holdco) shall purchase, redeem or otherwise acquire any interest of such Loan Party, declare or make or pay any dividends in any fiscal year of such Loan Party on any class or classes of stock, return capital of such Loan Party to its shareholders, make any other distribution on or in respect of any shares of any class of capital stock of such Loan Party or make other payments to any shareholder of such Loan Party (including in the form of compensation, loan, expense reimbursement or management fee); PROVIDED, HOWEVER, that provided no Event of Default or Default has occurred and is continuing or would result therefrom, (i) such Loan Party may make payments of fees or compensation for services which are in the nature of management, corporate overhead, operating expenses or administrative services in each case to the extent permitted by SECTION 6.05 hereof, (ii) such Loan Party may pay to KMC Holdings dividends in the amount necessary to make, in each case promptly after receipt of such dividends, (A) scheduled principal and interest payments under the Indentures, and amounts due under SECTION 7.07 of the Indentures, and (B) required payments of cash dividends due to the holders of the Series E Preferred Stock; PROVIDED, HOWEVER, that at the time of the payment by such Loan Party of any dividends to KMC Holdings pursuant to this clause (ii), KMC Holdings shall have received a proportionate amount of cash dividends from Data Holdco based on the allocation of overhead as among KMC Holdings Subsidiaries as set forth in the February 2001 Business Plan (the 'DATA HOLDCO ALLOCATION AMOUNT'), which Data Holdco Allocation Amount shall be promptly applied to pay amounts then due as described in CLAUSES (A) or
      (B), above, as applicable."

            (b) SECTION 6.04 is hereby amended to insert a new CLAUSE (C) at the end thereof as follows:

                  "(c) KMC Holdings shall not purchase, redeem or otherwise acquire any interest of KMC Holdings, declare or make or pay any dividends in any fiscal year of KMC Holdings on any class or classes of stock, return capital of KMC Holdings to its shareholders, make any other distribution on or in respect of any shares of any class of capital stock of KMC Holdings or make other payments to any shareholder of KMC Holdings (including in the form of compensation, loan, expense reimbursement or management fee but excluding any disbursements or dividends made with the issuance of additional shares of common or existing series of preferred stock); PROVIDED, however, that so long as no Event of Default has occurred and is continuing or would result therefrom, KMC Holdings may make (i) required payments of cash dividends to the holders of the Series E Preferred Stock and (ii) payments of management fees and employee compensation pursuant to the management and employment agreements in effect on the date hereof and set forth on SCHEDULE 3.09(B)."

            1.17 AMENDMENT TO SECTION 6.05. SECTION 6.05 is hereby deleted in its entirety and the following new language is substituted therefor:

                  "SECTION 6.05. MANAGEMENT FEES AND PERMITTED CORPORATE OVERHEAD. No Loan Party (other than Data Holdco) shall pay or enter into any arrangement to pay any fee or compensation, or reimburse expenses of, an Affiliate or any other Person for services which are in the nature of management, corporate overhead or administrative services except for (i) usual and customary charges payable to KMC Holdings and allocated to pay expenses incurred in the ordinary course of business which allocation is made consistent with past practices and (ii) payments permitted pursuant to CLAUSE (II) of SECTION 6.04(B)."

            1.18 AMENDMENT TO SECTION 6.06. SECTION 6.06 is hereby deleted in its entirety and the following new language is substituted therefor:

                  "SECTION 6.06. GUARANTEES; THIRD PARTY SALES AND LEASES. KMC Holdings shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, (i) assume any obligation or indebtedness of another Person, (ii) make or assume any Guarantee (other than Guarantees make by any Data Subsidiary in favor of its Subsidiaries or by any such Subsidiary in favor of its parent Data Subsidiary), or (iii) finance any third party sales or leases, except for (a) the Borrowers' obligations under SECTION 2.15 and Guarantees of the Obligations, (b) Guarantees in existence as of the Fourth Amendment Effective Date and listed on SCHEDULE
      6.06 and (c) Guarantees by New Data Subsidiaries of obligations of other Data Subsidiaries arising under Data Contracts or Permitted Data Financings."

            1.19  AMENDMENT TO SECTION 6.07.  SECTION 6.07 is hereby  amended to
(i) delete the reference to "Borrower" appearing therein and substitute therefor a reference to "Loan Party" and (ii) insert the following proviso at the end thereof:

                  "; PROVIDED, HOWEVER, that any Investments pursuant to clauses
      (i) through (v) above shall be made through an investment account with the Agent and subject to a control agreement in form and substance satisfactory to the Agent."

            1.20 AMENDMENT TO SECTION 6.08. SECTION 6.08 is hereby deleted in its entirety and the following new language is substituted therefor:

                  "SECTION 6.08. SUBSIDIARIES. KMC Holdings shall not, and shall not permit any of its Subsidiaries to, create or acquire any Subsidiary or acquire all or any significant portion of the assets or Equity Interests of another Person; PROVIDED that Data Holdco and its Subsidiaries existing on the Restructuring Effective Date may form new Subsidiaries (each, a 'NEW DATA SUBSIDIARY') the sole purpose of which is to enter into and perform obligations under new Data Contracts and Permitted Data Financings, in each case as permitted pursuant to the terms of this Agreement; PROVIDED that at the time such New Data Subsidiary is created or acquired, no Default or Event of Default shall have occurred and be continuing before or after giving effect to the creation or acquisition of such Subsidiary, and KMC Holdings has or will obtain external sources of funding (other than, for the avoidance of doubt, any Revolving Loan Commitment Amount or other amounts required to be applied to the Obligations pursuant to the terms of this Agreement) to finance the acquisition and operations of such Subsidiary."


            1.21 AMENDMENT TO SECTION 6.09. SECTION 6.09 is hereby deleted in its entirety and the following new language is substituted therefor:

                  "SECTION 6.09. PERMITTED ACTIVITIES. (a) No Loan Party (other than Data Holdco) shall engage in any business or activity other than the operation of its Business in scope in accordance with the February 2001 Business Plan without the prior written consent of the Agents and Requisite Lenders; PROVIDED that any Loan Party (other than KMC Holdings and Data Holdco) shall be permitted to enter into and remain obligated under IRU Agreements pursuant to SECTION 6.18. Notwithstanding anything in the foregoing to the contrary, no Loan Party (other than Data Holdco) shall extend its Business into any new city (other than (i) a new city adjacent to an existing city and part of the same market, which entry shall be implemented solely by an extension of an existing System from such existing city or (ii) pursuant to an IRU Agreement) without the prior written consent of the Agents and Requisite Lenders. KMC Holdings shall not engage in any business, own any assets or incur any liabilities other than (i) the performance of its obligations under the Indentures, the Data Contracts existing on the Fourth Amendment Effective Date and the Loan Documents and (ii) the ownership of all the capital stock of its direct Subsidiaries.

                  (b) Data Holdco shall not engage in any business or activity other than the ownership of the capital stock of the Data Subsidiaries, the performance of its obligations under the Loan Documents and the pledge of the capital stock of a Data Subsidiary pursuant to SECTION 6.01(XI). The Data Subsidiaries shall not engage in any business or activity other than (i) entering into and performing their respective obligations under Data Contracts and Permitted Data Financings; PROVIDED that no Data Contract or any other agreement entered into by any Data Subsidiary shall
      (a) purport to restrict the conduct of business of any Loan Party or any intercompany transfers, loans or advances other than as expressly permitted pursuant to SECTION 6.21, (b) prohibit or encumber the ability of such Data Subsidiary or any of its Affiliates from making any dividend or distribution in respect of the capital stock of such Data Subsidiary or Affiliate, except in the case of a pledge of stock of a Data Subsidiary in connection with a Permitted Data Financing only, customary restrictions on the payment of dividends by such Data Subsidiary in the case of a default event under such Permitted Data Financing or (c) otherwise require any Affiliate of such Data Subsidiary (other than any other Data Subsidiary) to be liable in any respect or subject to recourse under such Data
      Contract or agreement, except in the case of a transaction expressly permitted pursuant to SECTION 6.11, and (ii) performing activities incidental to the performance of its obligations under the Data Contracts and Permitted Data Financings as expressly permitted pursuant to SECTIONS 6.01, 6.03, 6.06, 6.08 and 6.13 and providing cash support to the Loan Parties."

            1.22 AMENDMENT TO SECTION 6.10. SECTION 6.10 is hereby amended to delete the reference to "Such Borrower" appearing therein and substitute therefor a reference to "Such Loan Party".

            1.23 AMENDMENT TO SECTION 6.11. SECTION 6.11 is hereby deleted in its entirety and the following new language is substituted therefor:

                  "SECTION 6.11. TRANSACTIONS WITH AFFILIATES. Except for the Management Agreement, the Tax Sharing Agreement, or as set forth on
      SCHEDULE 6.11, no Loan Party shall, or shall permit any of its Subsidiaries to, directly or indirectly, enter into any transaction, including, without limitation, leases or other agreements for the purchase or use of any goods or services, with any Affiliate, except in the ordinary course of and pursuant to reasonable requirements of such Loan Party's business upon fair and reasonable terms no less favorable to such Loan Party than it would obtain in a comparable arm's length transaction with an unaffiliated Person, PROVIDED that (i) any transaction involving payments in excess of $10,000,000 and (ii) any transactions between a Loan Party (other than Data Holdco) and a Data Subsidiary (other than the Tax

      Sharing Agreement, Management Agreement, and sub-licensing arrangements similar to those relating to Data Contracts in existence on the Fourth Amendment Effective Date) shall be strictly prohibited without the prior written consent of the Agents and Requisite Lenders."

            1.24  AMENDMENTS TO SECTIONS 6.12 AND 6.13.

            (a) The first sentence of each of SECTIONS 6.12 and 6.13 is hereby amended to delete the words "Such Borrower shall not" and substitute therefor the words "KMC Holdings shall not, and shall not permit any of its Subsidiaries to,".

            (b) CLAUSE (IV) of SECTION 6.13 is hereby amended to insert the following proviso at the end thereof: "PROVIDED that such Purchase Debt is incurred no later than twenty (20) days following the purchase of the subject assets;".

            (c) CLAUSE (VII) of SECTION 6.13 is hereby amended to insert the following proviso at the end thereof:

                  ";  PROVIDED  that  (a)  from  and  after  the   Restructuring
      Effective Date, such Loan Party shall have executed and delivered to KMC Holdings a demand note (collectively, the 'INTERCOMPANY NOTES') to evidence any such Qualified Intercompany Loan owing at any time by such Loan Party to KMC Holdings, which Intercompany Notes shall be in form and substance satisfactory to the Agent and Collateral Agent and shall be pledged and delivered to the Collateral Agent pursuant to the Pledge Agreement executed by KMC Holdings pursuant to the Existing Agreement as additional collateral security for the Obligations; (b) such Loan Party shall record all intercompany transactions on its books and records in a manner satisfactory to the Collateral Agent; (c) the obligations of such Loan Party under any such Intercompany Notes shall be subordinated to the Obligations of such Loan Party hereunder in a manner satisfactory to the Agent and Collateral Agent; (d) at the time any such Qualified Intercompany Loan is incurred by such Loan Party and after giving effect thereto, such Loan Party shall be Solvent; and (e) no Default or Event of Default would occur and be continuing after giving effect to any such proposed Qualified Intercompany Loan;".

            (d) SECTION 6.13 is hereby amended to delete the word "and" appearing at the end of CLAUSE (VIII) thereof and insert new CLAUSES (X) and
(XI) at the end thereof as follows:

                  "(x) Debt of KMC Holdings outstanding on the Fourth Amendment Effective Date pursuant to the Indentures; or

                  (xi) obligations of any Data Subsidiary (a) under financing leases or loan agreements or similar debt documents with respect to the financing and contemplated purchase, operation or maintenance of equipment, software, networks or any combination of the foregoing assets in connection with any Data Contract to which such Data Subsidiary is a party; and (b) in connection with any securitization of, or equivalent monetization of future revenue under, a Data Contract to which such Data Subsidiary is a party (collectively, 'PERMITTED DATA FINANCINGS')."

            1.25 AMENDMENT TO SECTION 6.14. SECTIONS 6.14 is hereby amended by deleting each reference therein to "Borrower" and inserting a reference to "Loan Party" in its place.

            1.26  AMENDMENT TO SECTION 6 is further  amended to delete  SECTIONS
6.15 and 6.17 in their entirety and substitute the following new language therefor:

                  "SECTION 6.15. SALE AND LEASEBACK TRANSACTIONS. KMC Holdings shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, enter into any arrangement with any Person providing for such KMC Holdings or any of its Subsidiaries to lease or rent property that KMC Holdings or any of its Subsidiaries has sold or will sell or otherwise transfer to such Person; PROVIDED that Data Subsidiaries may enter into such arrangements to the extent constituting Permitted Data Financings."

                  "SECTION 6.17. MANAGEMENT AND TAX SHARING AGREEMENTS. KMC Holdings shall not, and shall not permit any of its Subsidiaries to, amend the Management Agreement or the Tax Sharing Agreement in any manner that would have a material adverse effect on the Lenders, the Loan Parties or the transactions contemplated hereby."

            (a) SECTION 6 is further amended to insert new SECTIONS 6.18, 6.19, 6.20, 6.21, 6.22 and 6.23 at the end thereof as follows:

                  "SECTION 6.18. IRU AGREEMENTS AND IRU SERVICES ORDERS. KMC Holdings shall not, and shall not permit any of its Subsidiaries to, enter into or remain obligated under any IRU Agreement or IRU Service Order or commence construction of any facilities for the purpose of soliciting IRU Agreements or IRU Service Orders without the prior written consent of the Agents and Requisite Lenders; PROVIDED, HOWEVER, that so long as no Default or Event of Default has then occurred and is continuing, any Loan Party may enter into and remain liable with respect to IRU Agreements and IRU Service Orders; PROVIDED that:

                  (i) each such IRU Agreement or IRU Service Order provides that
            (a) such Loan Party shall receive a nonrefundable upfront fee (the 'INITIAL IRU FEE') equal to an amount not less than the projected IRU Construction Costs with respect to the facilities required for the grant of the relevant IRU subject to such IRU Agreement or IRU Service Order (the 'IRU FACILITIES'), and (b) in the event the IRU Construction Costs of any IRU Facilities exceeds an amount equal to one hundred ten percent (110%) of the corresponding Initial IRU Fee, such Loan Party shall be entitled immediately to stop all construction, installation and testing of the corresponding IRU Facilities (and each Borrower hereby covenants and agrees that in the event of any such excess, such Loan Party shall immediately stop such construction, installation and testing) and renegotiate with the customer such IRU Agreement or IRU Service Order for the payment to such Loan Party of additional fees sufficient to cover all IRU Construction Costs not covered by the Initial IRU Fee; PROVIDED, HOWEVER, that notwithstanding anything in the foregoing clause (a) or (b) to the contrary, in the case of any IRU with a customer having a senior debt rating of greater than BBB- as determined by

            Standard & Poor's Ratings Group and/or Baa3 as determined by Moody's Investors Service, Inc., (1) the Initial IRU Fee may be equal to or greater than sixty-six percent (66%) of the projected IRU Construction Costs with respect to the relevant IRU Facilities and
            (2) any financing of such remaining amount by a Loan Party must be paid by such customer no later than twelve months following the date of payment of such Initial IRU Fee; PROVIDED FURTHER, HOWEVER, that the aggregate amount of all projected IRU Construction Costs outstanding at anytime with respect to any such IRU for which such Loan Party has not received payment shall not at anytime exceed $10,000,000.

                  (ii) such Loan Party does not commence construction of any IRU
            Facilities until a definitive IRU Agreement or IRU Service Order has been executed by the parties thereto and such Loan Party has received the applicable Initial IRU Fee;

                  (iii) such Loan Party  uses the  Initial  IRU Fee for the sole purpose of payment of IRU Construction Costs for the corresponding IRU Facilities before application to any other purpose;

                  (iv) the actual and anticipated period of construction, installation and testing of any IRU Facilities shall not exceed eighteen (18) months;

                  (v) such Loan Party  delivers to the Agents a complete copy of such IRU Agreement and any IRU Service Order involving IRU Construction Costs in excess of $1,000,000 promptly upon execution thereof together with an IRU Report with respect to such IRU Agreement and any IRU Service Order outstanding thereunder;

                  (vi) such Loan Party deposits all payments, including, without limitation, any IRU Fee, received by such Loan Party under any IRU Agreement or IRU Service Order into a Collection Account subject to a Restricted Account Agreement promptly upon receipt thereof;

                  (vii) each such IRU  Agreement or IRU Service Order shall have been negotiated on an arms length basis; and

                  (viii) all  construction,  installation  and testing under any
            IRU Agreement or IRU Service Order is performed either directly by a Loan Party or, if subcontracted to a third party, on an arms length basis.

                  SECTION 6.19. AMENDMENTS TO MATERIAL AGREEMENTS. No Loan Party shall, or shall permit any of its Subsidiaries to, terminate, amend, modify or supplement or waive any of its rights under, any Material Agreement (other than any agreement listed on SCHEDULE 3.27) to which it is a party in any manner that would be inconsistent with the provisions of
      SECTION 6.18 or adverse to the interests of such Loan Party, any Agent or Lender, or on the ability of such Loan Party to perform its obligations hereunder, or to the transactions contemplated hereby, in each case without the prior written consent of the Agent and Requisite Lenders. Each Loan Party shall promptly deliver to the Agents a copy of any amendment, modification or supplement to any IRU Agreement or any IRU Service Order in excess of $1,000,000.

                  SECTION 6.20. CANCELLATION OF INDEBTEDNESS. No Loan Party shall cancel any claim or debt owing to it, except for reasonable consideration negotiated on an arm's-length basis and in the ordinary course of its business consistent with past practices.

                  SECTION 6.21. IMPAIRMENT OF INTERCOMPANY TRANSFERS. KMC Holdings shall not, nor shall it permit any of its Subsidiaries to, directly or indirectly enter into or become bound by any agreement, instrument, indenture or other obligation (other than the Indentures, the Series E Preferred Stock, this Agreement and the other Loan Documents) which could directly or indirectly restrict, prohibit or require the consent of any Person with respect to (i) the payment of any dividends or the making of any other distributions on any of such Subsidiary's capital stock owned by KMC Holdings or any other Subsidiary of KMC Holdings, except, in the case of a pledge of stock of a Data Subsidiary in connection with a Permitted Data Financing only, customary restrictions on the payment of dividends by such Data Subsidiary in the case of a default event under such Permitted Data Financing, (ii) the repayment or prepayment of any Debt owed by such Subsidiary to KMC Holdings or any other Subsidiary of KMC Holdings, (iii) make loans or advances to KMC Holdings or any other Subsidiary of KMC Holdings, except for customary restrictions imposed on the ability of a Data Subsidiary to make such loans or advances in connection with a Permitted Data Financing, or (iv) transfer any of its property or assets to KMC Holdings or any other Subsidiary of KMC Holdings, except for customary restrictions imposed on a Data Subsidiary on transfer of assets subject to a Lien pursuant to a Permitted Data Financing.

                  SECTION 6.22. AMENDMENT TO ORGANIZATION DOCUMENTS. No Loan Party shall, or shall permit any of its Subsidiaries (other than Data Subsidiaries) to amend, supplement or otherwise modify its Certificate or Articles of Incorporation or other organizational documents without the prior written consent of the Agents and Requisite Lenders; PROVIDED, HOWEVER, that KMC Holdings may amend its Certificate of Incorporation to provide for the issuance of a new series of preferred stock; PROVIDED that
      (i) no dividends or other distributions of any kind (other than the issuance of additional shares of such preferred stock) shall be required to be paid to the holders thereof until not less than six months after the Term A Loan Termination Date, and (ii) any restrictions imposed on KMC Holdings and its Subsidiaries shall be no more burdensome to KMC Holdings and its Subsidiaries or their ability to perform the Obligations than the provisions of the Series E Preferred Stock as set forth in the Certificate of Designations for the Series E Preferred Stock as in effect on the Fourth Amendment Effective Date.

                  SECTION 6.23 PERMITTED USE OF COLLATERAL. The Loan Parties shall not use any Collateral for any purpose other than as contemplated by the February 2001 Business Plan."

            1.27 AMENDMENT TO SECTION 7.01. SECTION 7.01 is hereby deleted in its entirety and the following new language is substituted therefor:

                  "(a) MINIMUM CORE REVENUES. As of the last day of each fiscal quarter occurring on and after the Fourth Amendment Effective Date, the Borrowers shall on a combined basis have Core Revenues for such quarter of not less than the following:

                   FISCAL QUARTER ENDING       MINIMUM CORE
                                               REVENUES

                   March 31, 2001              $37,324,000

                   June 30, 2001               $39,276,000

                   September 30, 2001          $45,222,000

                   December 31, 2001           $51,578,000

                   March 31, 2002              $55,408,000

                   June 30, 2002               $63,871,000

                   September 30, 2002          $69,066,000

                   December 31, 2002           $74,462,000

                   March 31, 2003              $80,563,000

                   June 30, 2003               $87,362,000

                   September 30, 2003          $94,350,000

                   December 31, 2003           $101,563,000

                   March 31, 2004              $108,689,000

                   June 30, 2004               $115,839,000

                   September 30, 2004          $123,181,000

                   December 31, 2004           $130,719,000

                   March 31, 2005              $138,238,000

                   June 30, 2005               $145,665,000

                   September 30, 2005          $153,270,000

                   December 31, 2005           $161,059,000

                   March 31, 2006              $168,851,000

                   June 30, 2006               $176,630,000

                   September 30, 2006          $184,562,000

                   December 31, 2006           $192,647,000

                   March 31, 2007              $200,862,000


                  (b) MINIMUM EBITDA. As of the last day of each fiscal quarter occurring on and after the Fourth Amendment Effective Date, the Borrowers shall not permit EBITDA for all of the Borrowers on a combined basis for the two fiscal quarters then ending to be less than the following:


                   FISCAL QUARTER ENDING       MINIMUM EBITDA

                   March 31, 2001              ($57,589,000)

                   June 30, 2001               ($52,407,000)

                   September 30, 2001          ($33,972,000)

                   December 31, 2001           ($25,589,000)

                   March 31, 2002              ($20,687,000)

                   June 30, 2002               ($13,900,000)

                   September 30, 2002          ($3,136,000)

                   December 31, 2002           $8,340,000

                   March 31, 2003              $18,003,000

                   June 30, 2003               $27,334,000

                   September 30, 2003          $37,999,000

                   December 31, 2003           $48,006,000

                   March 31, 2004              $56,432,000

                   June 30, 2004               $64,727,000

                   September 30, 2004          $74,797,000

                   December 31, 2004           $85,175,000

                   March 31, 2005              $91,593,000

                   June 30, 2005               $97,885,000

                   September 30, 2005          $108,300,000

                   December 31, 2005           $118,986,000

                   March 31, 2006              $124,581,000

                   June 30, 2006               $129,900,000

                   September 30, 2006          $140,279,000

                   December 31, 2006           $150,876,000

                   March 31, 2007              $154,619,000


                  (c) MAXIMUM CAPITAL EXPENDITURES. As of the last day of each fiscal quarter occurring on and after the Fourth Amendment Effective Date, the Borrowers shall not permit capital expenditures (other than IRU Cap

      Ex) on a combined basis to exceed the following:


                   FISCAL QUARTER ENDING       MAXIMUM CAPITAL
                                               EXPENDITURES

                   March 31, 2001              $27,980,000

                   June 30, 2001               $32,033,000

                   September 30, 2001          $30,209,000

                   December 31, 2001           $29,779,000

                   March 31, 2002              $23,655,000

                   June 30, 2002               $25,439,000

                   September 30, 2002          $27,355,000

                   December 31, 2002           $29,414,000

                   March 31, 2003              $18,242,000

                   June 30, 2003               $19,551,000

                   September 30, 2003          $20,954,000

                   December 31, 2003           $22,458,000

                   March 31, 2004              $18,639,000

                   June 30, 2004               $19,753,000

                   September 30, 2004          $20,931,000

                   December 31, 2004           $22,178,000

                   March 31, 2005              $19,861,000

                   June 30, 2005               $20,799,000

                   September 30, 2005          $21,780,000

                   December 31, 2005           $22,804,000

                   March 31, 2006              $17,279,000

                   June 30, 2006               $17,850,000

                   September 30, 2006          $18,439,000

                   December 31, 2006           $19,045,000

                   March 31, 2007              $19,670,000

      ; PROVIDED that to the extent that capital expenditures permitted for any fiscal quarter on a cumulative basis exceed actual capital expenditures for such fiscal quarter, the excess shall be permitted to be carried over to the immediately succeeding fiscal quarter; PROVIDED that in no event shall the aggregate amount of capital expenditures permitted to be so carried forward from any one fiscal year to the next succeeding fiscal year exceed $20,000,000 (the 'CARRY OVER AMOUNT'); PROVIDED, HOWEVER, all amounts used for capital expenditures in any fiscal quarter shall be deemed to count first against any amounts carried over to such fiscal quarter and then against any remaining amount permitted for any such fiscal quarter; PROVIDED FURTHER, that, notwithstanding anything in the foregoing to the contrary, the Borrowers shall be permitted to exceed the capital expenditure amounts set forth above for any fiscal quarter by and amount of not more than (i) $4,000,000 for the fiscal quarter ending June 30, 2001, (ii) $8,000,000 for the fiscal quarter ending September 30, 2001, (iii) $12,000,000 for the fiscal quarter ending December 31, 2001,
      (iv) $16,000,000 for the fiscal quarter ending March 31, 2002, (v) $20,000,000 for the fiscal quarter ending June 30, 2002, (vi) $24,000,000 for the fiscal quarter ending September 30, 2002 and (vii) $25,000,000 for the fiscal quarter ending December 31, 2002, so long as the aggregate
      amount  of  all  such  excess   amounts   shall  not  at  anytime   exceed
      $25,000,000."

            1.28 AMENDMENT TO SECTION 7.02. SECTION 7.02 is hereby deleted in its entirety and the following new language is substituted therefor:

                  "SECTION 7.02.  [Reserved.]".

            1.29 AMENDMENTS TO SECTION 8.04. SECTION 8.04 is hereby amended and restated in its entirety as follows:

                  "SECTION 8.04 COLLECTION OF ACCOUNTS AND RESTRICTED ACCOUNT ARRANGEMENTS. Such Loan Party hereby represents and warrants that each depository account, including each collection, concentration and disbursement account (collectively, the "COLLECTION ACCOUNTS") now maintained by such Loan Party at any bank ("COLLECTION AGENT") for the collection of checks and cash constituting proceeds of Accounts and sales of other personal property which are part of the Collateral is identified on SCHEDULE 8.04 attached hereto and made a part hereof. With respect to each Collection Account, such Loan Party shall, no later than the Restructuring Effective Date, deliver (to the extent not previously delivered pursuant to the Existing Agreement) to the Collateral Agent, a "RESTRICTED ACCOUNT AGREEMENT" substantially in the form of EXHIBIT N attached hereto and made a part hereof, duly executed and delivered by such Loan Party and the applicable Collection Agent, authorizing and directing such Collection Agent, upon receipt of written notice from the Collateral Agent that an Event of Default has occurred and is continuing, to deposit all checks and cash received into a restricted account (a "RESTRICTED ACCOUNT") and remit all amounts deposited in such Restricted Account to the Collateral Agent's account specified in such Restricted Account Agreement until such time as the Collection Agent receives written notice from the Collateral Agent rescinding such instruction. Such Loan Party shall, following the occurrence and during the continuance of an Event of Default and any subsequent request by the Collateral Agent therefor, take such further action as the Collateral Agent may reasonably deem desirable to effect the transfer of exclusive ownership and control of the Restricted Accounts and all Collection Accounts to the Collateral Agent. Until all of the Obligations have been indefeasibly paid in full, such Loan Party agrees not to enter into any agreement or execute and deliver any direction which would modify, impair or adversely affect the rights and benefits of the Collateral Agent under any Restricted Account Agreement. Such Loan Party shall not open, establish or maintain any Collection Account (other than those identified on SCHEDULE 8.04 hereto) with any bank or other financial institution other than a Lender and without first having delivered to the Collateral Agent a duly executed and delivered Restricted Account Agreement with respect to such Collection Account. SCHEDULE 8.04 sets forth a true, complete and correct list of all Collection Accounts and disbursement accounts of each Loan Party. Such Loan Party shall notify the Collateral Agent in writing not less than five
      (5) days prior to the date it shall open or establish any Collection Account or disbursement account other than an account described on
      SCHEDULE 8.04 hereto."

            1.30  AMENDMENTS TO SECTION 9.01.

            (a) CLAUSE (A) of SECTION 9.01 is hereby amended to (i) delete the reference to "Borrower" appearing therein and substitute therefor a reference to "Loan Party" and (ii) delete the phrase "and five (5) Business Day shall have elapsed" appearing therein.

            (b) CLAUSE (B) of SECTION 9.01 is hereby deleted in its entirety and the following new CLAUSE (B) is substituted therefor:

                  "(b) Any Loan Party shall fail to observe or perform any other covenant, condition or agreement to be observed or performed by such Loan Party in any of the Loan Documents, and such Loan Party fails to cure such breach within ten (10) Business Days after written notice thereof unless the breach relates to a covenant contained in SECTIONS 5.04, 5.22, or
      ARTICLE VI or Article VII, in which case no notice or grace period shall apply, or unless the breach relates to SECTION 5.06 (other than SECTIONS 5.06(A), (B), (E), or (U)), in which case an Event of Default shall occur on the thirtieth day following the breach without any notice requirement, unless the breach shall have been cured before such date; or".

            (c) CLAUSE (D) of SECTION 9.01 is hereby deleted in its entirety and the following new CLAUSE (D) is substituted therefor:

                  "(d) KMC Holdings or any of its Subsidiaries (other than a Data Subsidiary) shall fail to make any payment due (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise) on any other Debt, in excess of $250,000, including, in each case Guarantees thereof, and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such Debt or Guarantee, as applicable; or any other default or event under any agreement or instrument relating to any Debt in excess of $250,000 with respect to KMC Holdings or any of its Subsidiaries (other than any Data Subsidiary) including, in each case, Guarantees thereof, or any other event, shall occur and shall continue after the applicable grace period, if any, specified in such agreement or instrument if the effect of such default or event is to accelerate, or to permit the acceleration of, the maturity of such Debt in excess of $250,000 with respect to KMC Holdings or any such Subsidiary, including, in each case, Guarantees thereof, or the effect of such default is to permit the holders of such Debt to require cash collateral therefor; or any such indebtedness in excess of $250,000 with respect to KMC Holdings or such Subsidiary, including, in each case, Guarantees thereof, shall be declared to be due and payable or required to be prepaid (other than by a regularly scheduled required prepayment) prior to the stated maturity thereof; or".

            (d) CLAUSE (L) of SECTION 9.01 is hereby deleted in its entirety and the following new CLAUSE (L) is substituted therefor:

                  "(l) (i) any Borrower shall default under any Lucent Purchase Agreement or Additional Purchase Agreement, which default shall not have been cured or waived within the applicable grace period thereunder or any remedies have been exercised with respect thereto; (ii) any amendment, modification, breach or other event shall occur under the Professional Services Agreement identified on SCHEDULE 3.27 hereto which results in or could reasonably be expected to give rise to a right to terminate such agreement; (iii) Lucent's role as primary maintenance and operations servicer of the Systems and network of the Borrowers is terminated for any reason other than as a result of the Borrowers' having engaged a replacement servicer satisfactory to the Agent and Requisite Lenders and pursuant to documentation satisfactory to the Agent; or (iv) any event occurs which results in an adverse change in the provision of material services under the Professional Services Agreement or the General Agreement identified on SCHEDULE 3.27 hereto; or".

            (e) CLAUSE (R) of SECTION 9.01 is hereby amended to insert the following new language at the end thereof:

                  "or in any other document or instrument delivered by KMC Holdings to Agent or Lender pursuant to this Agreement and for which such failure under such other document or instrument could reasonably be expected to have a Material Adverse Effect".

            (f) CLAUSE (S) of SECTION 9.01 is hereby deleted in its entirety and the following new CLAUSE (S) is substituted therefor:

                  "(s) KMC Holdings or any of its Subsidiaries (other than a Data Subsidiary) shall fail to observe or perform any covenant, condition or agreement to be observed or performed by such Person in any Material Agreement (other than a Loan Document, any agreement listed on SCHEDULE
      3.27 or an agreement referred to in SECTION 9.01(d)), such Person fails to cure such breach within ten (10) Business Days after written notice thereof, and such failure is reasonably likely to result in a Material Adverse Effect; or".

            (g) SECTION 9.01 is further amended to delete each reference to "Borrower" appearing in SECTIONS 9.01(C), (G), (H), (I), (K) and (M) and inserting a reference to "Loan Party" in its place.

            (h) SECTION 9.01 is further amended to delete each reference to "Any Borrower or KMC Holdings", "any Borrower or KMC Holdings", "such Borrower or KMC

Holdings" and "any Borrower or KMC Holdings" appearing in SECTIONS 9.01(E), (F) and (P) and substitute therefor a reference to "KMC Holdings or any of its Subsidiaries (other than any Data Subsidiary)".

            (i) SECTION 9.01 is further amended to insert new CLAUSES (T) and (U) at the end thereof as follows:

                  "(t) Assets of any Loan Party with a fair market value of $250,000 or more shall be attached, seized, levied upon or subjected to a writ or distress warrant, or come within the possession of any receiver, trustee, custodian or assignee for the benefit of creditors of any Loan Party and such condition continues for thirty (30) days or more.

                  (u) Any event shall occur with respect to any Data  Subsidiary
      (including under any Material Agreement or Debt of a Data Subsidiary and any event described in SECTIONS 9.01(E), (F) or (G) with respect to any Data Subsidiary) that (i) gives rise to any judgment in excess of $250,000 individually or $500,000 in the aggregate or any injunction against any Loan Party or (ii) otherwise causes a material adverse effect on the business, properties, operations, assets, condition (financial or otherwise) of any Loan Party or impairs the ability of any Loan Party to perform its obligations under the Loan Documents or the ability of any Agent or Lender to enforce the Obligations."

            1.31 AMENDMENT TO SECTION 9.02. CLAUSE (B) of SECTION 9.02 is hereby deleted in its entirety and the following new CLAUSE (B) is substituted therefor:

                  "(b) by notice to the Borrowers, declare the Obligations to be immediately due and payable, whereupon all the Obligations shall be immediately due and payable, and the Agent shall have the right to demand cash collateral for the Letter of Credit Obligations in an amount equal to one hundred five percent (105%) of such obligations, without further notice of any kind, PROVIDED, HOWEVER, that if an Event of Default described in SECTIONS 9.01(E) or (F) shall exist or occur, all of the Obligations shall automatically, without declaration or notice of any kind, be immediately due and payable and the Commitment shall be automatically terminated."

            1.32 AMENDMENT TO SECTION 9.09. SECTION 9.09 is hereby amended to delete each reference therein to "Borrower" and insert a reference to "Loan Party" in its place.

            1.33 AMENDMENT TO SECTION 11.06. SECTION 11.06 is hereby amended to delete the first proviso appearing therein in its entirety and substitute the following proviso therefor:

                  "; PROVIDED that Borrowers shall not have any obligation to any Indemnitee hereunder with respect to any Indemnified Matters caused by or resulting solely from the willful misconduct or gross negligence of such Indemnitee as determined by a final judgment of a court of competent jurisdiction".

            1.34 AMENDMENT TO SECTION 11.07. SECTION 11.07 is hereby deleted in its entirety and the following new language is substituted therefor:

                  "SECTION 11.07. SURVIVAL OF REPRESENTATIONS AND WARRANTIES, ETC. All warranties and representations made by any Loan Party in any Loan Document shall survive the execution and delivery of this Agreement and the other Loan Documents and the making and repayment of the Obligations. The obligations of each Borrower in SECTIONS 2.07(E), 2.10(I) and 2.12, the provisions of SECTIONS 10.01, 10.02, 10.05, 10.10(B) and 11.03, the
      obligations of each Borrower in SECTIONS 11.04 and 11.05, the indemnification obligations of each Borrower in SECTION 11.06, to the extent the second sentence of SECTION 11.13 is applicable, all covenants of each Borrower, and the confidentiality obligations of each Borrower in
      SECTION 11.16 survive the repayment of the Obligations."

            1.35 AMENDMENT TO SCHEDULE 1.01(A). SCHEDULE 1.01(A) is hereby deleted in its entirety and the following new SCHEDULE 1.01(A) in the form attached hereto as ATTACHMENT C is substituted therefor.

            1.36 AMENDMENT TO SCHEDULES. The Schedules are further amended by inserting the following new Schedules in sequential order: SCHEDULE 2.03 in the form attached hereto as ATTACHMENT D, SCHEDULE 3.25 in the form of ATTACHMENT E annexed hereto, SCHEDULE 3.26 in the form of ATTACHMENT F annexed hereto,
SCHEDULE 3.27 in the form of ATTACHMENT G annexed hereto and SCHEDULE 5.06 in the form of ATTACHMENT O hereto.

            1.37 AMENDMENT TO ANNEX B. ANNEX B of the Loan Agreement is hereby deleted in its entirety and the following new ANNEX B in the form attached hereto as ATTACHMENT H is substituted therefor.

            1.38 AMENDMENT TO ANNEX C. ANNEX C of the Loan Agreement is hereby deleted in its entirety and the following new ANNEX C in the form attached hereto as ATTACHMENT I is substituted therefor.

            1.39 AMENDMENT TO EXHIBIT F. EXHIBIT F of the Loan Agreement is hereby deleted in its entirety and the following new EXHIBIT F in the form of ATTACHMENT P is substituted therefor.

            2. LIMITED WAIVERS TO LOAN AGREEMENT.

            (a) The Borrowers have requested that the Lenders waive certain Defaults and Events of Default that have occurred and are continuing under
SECTION 9.01(B) of the Loan Agreement and, as a material inducement to the Agents and Lenders to enter into this Amendment, agree to make additional extensions of credit to the Borrowers under the Loan Agreement after the date hereof and waive such Defaults and Events of Default pursuant to this SECTION 2, KMC Holdings and the Borrowers have agreed that KMC Holdings and certain of its Subsidiaries shall grant additional Liens on and security interests in substantially all of their assets as set forth SECTIONS 1.12(I) and 4 hereof.

            (b) On the basis of the representations and warranties contained in this Amendment, and subject to the terms and conditions of this Amendment, the Agents and Requisite Lenders hereby agree to waive any Default or Event of

Default which may have occurred under SECTION 9.01(B) of the Loan Agreement solely as a result of the Borrowers' failure to be in compliance with the covenants set forth in SECTION 7.01(B) of the Loan Agreement for the fiscal quarter ending March 31, 2001.

            3. LIMITATION OF WAIVER. Without limiting the generality of the provisions of SECTION 11.02(B) of the Loan Agreement, the waiver set forth above shall be limited precisely as written and relates solely to noncompliance by the Borrowers with the provisions of SECTION 7.01(B) and 9.01(B) of the Loan
Agreement in the manner and to the extent described above and nothing in this Amendment shall be deemed to:

            (a)  constitute a waiver of  compliance  by Borrower with respect to
(i) SECTION  7.01(B) or 9.01(B) of the Loan  Agreement in any other  instance or
(ii) any other term, provision or condition of the Loan Agreement or any other instrument or agreement referred to therein; or

            (b) prejudice any right or remedy that the Agents or any Lender may now have (except to the extent such right or remedy was based upon existing defaults that will not exist after giving effect to this Amendment) or may have in the future under or in connection with the Loan Agreement or any other instrument or agreement referred to therein.

            Except as expressly set forth herein, the terms, provisions and conditions of the Loan Agreement and the other Loan Documents shall remain in full force and effect and in all other respects are hereby ratified and confirmed.

            4. CONDITIONS PRECEDENT. This Amendment shall become effective as of the date above written (the "FOURTH AMENDMENT EFFECTIVE DATE"), if, and only if, the following conditions are satisfied:

            (a) the Agent shall have received the following items, in each case in form and substance satisfactory to the Agent and the Collateral Agent:

            (1) this Amendment duly executed by the Borrowers, the Lenders and the Agents;

            (2) the KMC Holdings Guaranty, as amended and restated on the Fourth Amendment Effective Date in the form of ATTACHMENT A annexed hereto, duly executed by KMC Holdings;

            (3) a Reaffirmation of Guaranty in the form of ATTACHMENT J annexed hereto duly executed by KMC Holdings, Services I and Services II;

            (4) a Warrant Agreement substantially in the form of ATTACHMENT K annexed hereto duly executed by KMC Holdings, the Agent, as warrant agent and as Agent, and each Lender;

            (5) a Warrant Registration Rights Agreement substantially in the form of ATTACHMENT L annexed hereto duly executed by KMC Holdings, the Agent and each Lender;

            (6) the written opinion of special counsel for the Borrowers and KMC Holdings, dated the Fourth Amendment Effective Date, addressed to the Agent, the

Collateral Agent and the Lenders satisfactory to (and containing only such qualifications and limitations as are satisfactory to) counsel to the Agent, with opinion as to, among other things, (i) the enforceability of the Fourth Amendment, the Loan Agreement as amended by the Fourth Amendment, the KMC Holdings Guaranty and Security Agreement dated as of the Fourth Amendment Effective Date, any other security documents executed on the Fourth Amendment Effective Date, and the Warrant Agreement (ii) the perfection of any liens granted on the Fourth Amendment Effective Date, (iii) no conflicts with applicable laws or contractual obligations, and (iv) the due authorization, execution and delivery of the Fourth Amendment and the other Loan Documents to be delivered on the Fourth Amendment Effective Date and the Warrant Agreement, which opinions shall be substantially in the form of ATTACHMENT M annexed hereto;

            (7) evidence that all commitments to make loans or other extensions of credit under that certain Loan and Security Agreement dated as of June 30, 2000 among KMC Telecom IV, Inc., a Delaware corporation, KMC IV Services LLC, a Delaware limited liability company, and KMC Telecom Leasing IV of Virginia, Inc., a Virginia corporation, as borrowers, the financial institutions from time to time party thereto as lenders, Lucent, as agent for the lenders, and State Street Bank and Trust Company, as collateral agent for the lenders, as amended or modified (the "KMC IV LOAN AGREEMENT"), have been terminated; and

            (8) officer's certificates of KMC Holdings dated as of the Fourth Amendment Effective Date, in form and substance satisfactory to the Agent, certifying (i) that all of the Series F Senior Redeemable, Exchangeable PIK Preferred Stock of KMC Holdings has been retired, terminated, cancelled, or converted into Series E Preferred Stock and (ii) as to the status of KMC QV, KMC Funding V, Data LLC, KMC VIII and KMC IX.

            (b) the Collateral Agent shall have received evidence satisfactory to the Agent and Collateral Agent that the Collateral Agent's security interests in the Collateral have been properly perfected and constitute first and prior security interests subject only to Permitted Liens, including by (A) filing Mortgages, the Collateral Assignment of Licenses, the Collateral Assignment of Leases, leasehold mortgages and UCC-1 financing statements (including, without limitation, fixture filings) in certain filing and recording offices and (C) taking possession of stock certificates and other instruments, in each case, as requested by the Collateral Agent;

            (c) KMC Holdings shall have contributed as a capital contribution to the Borrowers by depositing same into an Account of the Borrowers subject to a Restricted Account Agreement not less than $200,000,000, which proceeds shall not be required to be applied to prepay the Loans and reduce the Revolving Loan Commitment Amount;

            (d) the Agent shall have received such additional updates to the Schedules to the Loan Agreement as Borrowers may deliver to the Agent, which updates shall be satisfactory to the Agent;

            (e) Lucent and the Agents shall have received amendments to the Professional Services Agreement and the General Agreement in form and substance satisfactory to Lucent; and

            (f) the Agents and Lenders shall have received such other documents, agreements and instruments as the Agents may reasonably require.

            5. REPRESENTATIONS AND WARRANTIES OF THE BORROWERS. In order to induce the Lenders to enter into this Amendment and to amend the Loan Agreement in the manner provided herein, each Borrower hereby represents and warrants, as to each Borrower or each Loan Party, as the case may be, that after giving effect to this Amendment:

            (a) AUTHORIZATION OF AGREEMENTS; BINDING OBLIGATIONS. The execution and delivery of this Amendment and the performance of the Loan Agreement as amended by this Amendment (as so amended, the "AMENDED Agreement") have been duly authorized by all necessary corporate action on the part of such Borrower and constitute the legal, valid and binding obligations of such Borrower, enforceable against such Borrower in accordance with their respective terms except as may be limited by bankruptcy, insolvency reorganization, moratorium or similar laws relating to or limiting creditors' rights generally or by equitable principles relating to enforceability.

            (b) CORPORATE POWER AND AUTHORITY. Such Borrower has all requisite corporate power and authority to enter into this Amendment, and such Loan Party has all requisite corporate power and authority to carry out the transactions contemplated by, and perform its obligations under, the Loan Agreement, as amended by this Amendment.

            (c) NO CONFLICT. The execution and delivery by such Borrower of this
Amendment and the performance by such Borrower of the Amended Agreement do not and will not (i) violate any provision of any law or any governmental rule or regulation applicable to such Borrower, the Certificate or Articles of Incorporation or Bylaws (or comparable organizational documents) of such Borrower or any order, judgment or decree of any court or other agency or government binding on such Borrower, (ii) conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any contractual obligation of such Borrower, (iii) result in or require the creation or imposition of any Lien upon any of the properties or assets of such Borrower (other than Liens created under any of the Loan Documents in favor of the Collateral Agent on behalf of Lenders), or (iv) require any approval of stockholders or any approval or consent of any Person under any contractual obligation of such Borrower.

            (d) GOVERNMENT CONSENTS. The execution and delivery by such Borrower of this Amendment and the performance by such Borrower of the Amended Agreement do not and will not require any registration with, consent or approval of or notice to, or other action to, with or by, any multi-national, federal, provincial, state, municipal, local or other governmental authority or regulatory body.

            (e) ABSENCE OF DEFAULTS. As of the date hereof, and after giving effect to this Amendment, such Borrower shall be in compliance with all the terms and provisions set forth in the Amended Agreement on its part to be observed or performed, and no Event of Default or Default shall have occurred and be continuing

            (f) REAFFIRMATION. Upon the effectiveness of this Amendment, such Borrower hereby reaffirms all representations and warranties made in the Loan

Agreement, and to the extent the same are not amended hereby, agrees that all such representations and warranties shall be deemed to have been remade as of the date of delivery of this Amendment, unless and to the extent that any such representation and warranty is stated to relate solely to an earlier date, in which case such representation and warranty shall be true and correct as of such earlier date.

            6. REFERENCE TO AND EFFECT ON THE LOAN AGREEMENT.

            (a) Upon the effectiveness of SECTION 1 hereof, on and after the date hereof, each reference in the Loan Agreement to "this Loan Agreement," "this Agreement," "hereunder," "hereof," "herein" or words of like import shall mean and be a reference to the Loan Agreement as amended hereby, and each reference to the Loan Agreement in any other document, instrument or agreement shall mean and be a reference to the Loan Agreement as modified hereby.

            (b) The Loan Agreement, as amended hereby, and all other documents, instruments and agreements executed and/or delivered!in connection therewith, shall remain in full force and effect, and are hereby ratified and confirmed.

            (c) Except as expressly provided herein, the execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of the Agents or the Lenders, nor constitute a waiver of any provision of the Loan Agreement or any other documents, instruments and agreements executed and/or delivered in connection therewith.

            7. RELEASE AND DISCHARGE OF CLAIMS AND ACTIONS. TO INDUCE THE AGENTS AND THE LENDERS TO ENTER INTO THIS AMENDMENT, EACH BORROWER AND EACH GUARANTOR ON BEHALF OF ITSELF AND EACH OF ITS SUBSIDIARIES AND AFFILIATES EACH HEREBY KNOWINGLY, VOLUNTARILY, INTENTIONALLY AND IRREVOCABLY RELEASES, ACQUITS AND FOREVER DISCHARGES THE AGENT AND EACH LENDER AND THEIR RESPECTIVE OFFICERS, DIRECTORS, AGENTS, EMPLOYEES, SUCCESSORS AND ASSIGNS, FROM ALL LIABILITIES, CLAIMS, DEMANDS, ACTIONS OR CAUSES OF ACTION OF ANY KIND (IF ANY THERE BE), WHETHER ABSOLUTE OR CONTINGENT, DUE OR TO BECOME DUE, DISPUTED OR UNDISPUTED, AT LAW OR IN EQUITY, THAT ANY BORROWER OR ANY GUARANTOR NOW HAVE OR EVER HAD AGAINST ANY AGENTS OR LENDER ARISING UNDER, BASED UPON OR IN CONNECTION WITH THE LOAN AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED THEREBY BY REASON OF ANY MATTER, CAUSE OR THING WHATSOEVER FROM THE BEGINNING OF THE WORLD TO AND INCLUDING THE FOURTH AMENDMENT EFFECTIVE DATE; PROVIDED HOWEVER THAT NOTHING IN THIS SECTION 7 SHALL BE CONSTRUED TO RELEASE OR DISCHARGE LUCENT FROM ANY LIABILITIES, CLAIMS, DEMANDS, ACTIONS OR CAUSES OF ACTION OF ANY KIND WHICH ANY BORROWER OR GUARANTOR NOW HAS OR EVER MAY HAVE HAD AGAINST LUCENT UNDER EITHER THE KMC IV LOAN AGREEMENT OR IN CONNECTION WITH THE PATHSTAR SYSTEMS IN HICKORY, NORTH CAROLINA, AND WILMINGTON, NORTH CAROLINA.

            8. GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE OTHER REMAINING TERMS OF THE LOAN AGREEMENT AND THE INTERNAL LAWS (AS OPPOSED TO CONFLICT OF LAW PROVISIONS) OF THE STATE OF NEW YORK.

            9. PARAGRAPH HEADINGS. The paragraph headings contained in this Amendment are and shall be without substance, meaning or content of any kind whatsoever and are not a part of the agreement among the parties thereto.

            10. COUNTERPARTS. This Amendment may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

            IN WITNESS WHEREOF, this Amendment has been duly executed as of the day and year first above written.

            THE BORROWERS:


                                    KMC TELECOM INC.

                                    KMC TELECOM II, INC.

                                    KMC TELECOM III, INC.

                                    KMC TELECOM OF VIRGINIA, INC.

                                    KMC TELECOM.COM, INC.

                                    In each case:


                                    By: /S/ CONSTANCE LOOSEMORE
                                        -----------------------
                                    Name: Constance Loosemore
                                    Title:  Treasurer

                                    KMC TELECOM LEASING I LLC
                                    By:  KMC TELECOM INC., as its Sole Member


                                    By: /S/ CONSTANCE LOOSEMORE
                                        -----------------------
                                    Name: Constance Loosemore
                                    Title:  Treasurer


                                    KMC TELECOM LEASING II LLC
                                    By:  KMC TELECOM II, INC., as its Sole
                                     Member


                                    By: /S/ CONSTANCE LOOSEMORE
                                        -----------------------
                                    Name: Constance Loosemore
                                    Title:  Treasurer

                                    KMC TELECOM LEASING III LLC

                                    KMC III SERVICES LLC

                                    In each case:

                                    By:  KMC TELECOM III, INC., as its Sole
                                     Member


                                    By: /S/ CONSTANCE LOOSEMORE
                                        -----------------------
                                    Name: Constance Loosemore
                                    Title:  Treasurer


                                    FIRST UNION NATIONAL BANK, as the Agent
                                    and as a Lender


                                    By: /S/ G.C. ULLRICH
                                        -----------------------
                                    Name: G.C. Ullrich
                                    Title: Senior Vice President


                                    CIT  LENDING  SERVICES   CORPORATION  (f/k/a
                                    NEWCOURT COMMERCIAL FINANCE CORPORATION), as the Collateral Agent and as a Lender


                                    By: /S/ MARK O'KEEFFE
                                        -----------------------
                                    Name: Mark O'Keeffe
                                    Title: VP


                                    CANADIAN IMPERIAL BANK OF COMMERCE, as a
                                     Lender


                                    By: /S/ JACQUELINE STEWART
                                        -----------------------
                                    Name: Jacqueline Stewart
                                    Title:  Executive Director

                                    GENERAL ELECTRIC CAPITAL CORPORATION, as a Lender


                                    By: /S/ BRIAN P. WARD
                                        -----------------------
                                    Name: Brian P. Ward
                                    Title: Manager - Operations


                                    LUCENT TECHNOLOGIES INC., as a Lender


                                    By: /S/ DINA FEDE
                                        -----------------------
                                    Name: Dina Fede
                                    Title: Director-NA Customer Finance


                                    CREDIT SUISSE FIRST BOSTON, as a Lender


                                    By: /S/ DAVID L. SAWYER   /S/ LALITA ADVANI
                                        -------------------   -----------------
                                    Name: David L. Sawyer     Lalita Advani
                                    Title: Vice President     Assistant Vice
                                                              President


                                    DRESDNER BANK AG NEW YORK AND GRAND
                                    CAYMAN BRANCHES, as a Lender


                                    By: /S/ BRIAN SCHNEIDER
                                        ------------------------
                                    Name: Brian Schneider
                                    Title:  Assistant Vice President

                                    By: /S/ MICHAEL S. GREENBERG
                                        ------------------------
                                    Name: Michael S. Greenberg
                                    Title: Assistant Vice President

                                    MORGAN STANLEY SENIOR FUNDING, INC., as a
                                     Lender


                                    By: /S/ T. MORGAN EDWARDS II
                                        ------------------------
                                    Name: T. Morgan Edwards II
                                    Title: Vice President

                                    By:________________________
                                    Name:
                                    Title:


                                    MORGAN STANLEY DEAN WITTER PRIME INCOME
                                    TRUST, as a Lender


                                    By: /S/ SHEILA FINNERTY
                                        --------------------
                                    Name: Sheila Finnerty
                                    Title: Sr. Vice President


                                    UNION BANK OF CALIFORNIA, N.A., as a
                                     Lender


                                    By: /S/ STENDER E. SWEENEY II
                                        -------------------------
                                    Name: Stender E. Sweeney
                                    Title:  Vice Presidenet



                                    STEIN ROE & FARNHAM INCORPORATED as agent for KEYPORT LIFE INSURANCE COMPANY, as a Lender


                                    By: /S/ BRIAN W. GOOD
                                        -----------------
                                    Name: Brian W. Good
                                    Title: Sr. Vice President & Portfolio
                                     Manager

                                    STEIN ROE FLOATING RATE LIMITED LIABILITY
                                    COMPANY, as a Lender


                                    By: /S/ BRIAN W. GOOD
                                        ------------------
                                    Name: Brian W. Good
                                    Title: Senior Vice President


                                    IBM CREDIT CORPORATION, as a Lender


                                    By: /S/ THOMAS S. CURCIO
                                        --------------------
                                    Name: Thomas S. Curcio
                                    Title: Manager of Credit, Commercial &
                                           Specialty Financing